Exhibit 99.4

[Execution Version]

NEW YORK INDEMNITY REINSURANCE AGREEMENT

BY AND BETWEEN

BANKERS CONSECO LIFE INSURANCE COMPANY

AND

BEECHWOOD RE LTD

TABLE OF CONTENTS
Page

Article I Definitions	1

Article II Reinsurance of the New York Insurance Policies	5
Section 2.1    Scope of Reinsurance    5
Section 2.2    Amount of Reinsurance    5
Section 2.3    Payments to Reinsurer    6
Section 2.4    No Privity    6

Article III Policy Administration and Related Matters	6
Section 3.1    Administration    6
Section 3.2    Reimbursement    7
Section 3.3    Reporting and Payments    7
Section 3.4    Records    8
Section 3.5    Errors and Omissions    8
Section 3.6    DAC Tax Election    8
Section 3.7    Excise Tax Reimbursement    8

Article IV Credit for Reinsurance and Related Matters	8
Section 4.1    Reserves    8
Section 4.2    Trust Agreement    9
Section 4.3    Supplemental Trust Agreement    10
Section 4.4    Use of Funds by New York Ceding Company    12
Section 4.5    Quarterly Reports    13
Section 4.6    Reinsurer Change of Control    14

Article V Regulatory Approvals and Requirements; Closing	14
Section 5.1    Approvals    14
Section 5.2    Cooperation    14
Section 5.3    Insolvency    14
Section 5.4    Closing Conditions    14

Article VI Representations and Warranties of New York Ceding Company	15
Section 6.1    Organization and Standing of New York Ceding Company    15
Section 6.2    Authorization    15
Section 6.3    No Conflict or Violation    15

Article VII Representations and Warranties of Reinsurer	16
Section 7.1    Organization and Standing of Reinsurer    16
Section 7.2    Authorization    16
Section 7.3    No Conflict or Violation    16
Section 7.4    U.S. Federal Income Taxes    16

Article VIII Indemnification	16
Section 8.1    Indemnification by New York Ceding Company    16
Section 8.2    Indemnification by Reinsurer    17
Section 8.3    Notice of Potential Liability    17
Section 8.4    Opportunity to Defend    17
Section 8.5    Exclusive Remedy    17

Article IX Term; Termination	17
Section 9.1    Term    17
Section 9.2    Termination    17
Section 9.3    Effect of Termination    19

Article X Miscellaneous Provisions	19
Section 10.1    Arbitration    19
Section 10.2    Assignment and Delegation    20
Section 10.3    Confidentiality    20
Section 10.4    Construction    20
Section 10.5    Counterparts    21
Section 10.6    Entire Agreement    21
Section 10.7    Governing Law; Jurisdiction; Service of Process    21
Section 10.8    Interpretations    22
Section 10.9    Notices    22
Section 10.10    Offset    23
Section 10.11    Other Instruments    23
Section 10.12    Severability    23
Section 10.13    Subrogation    23
Section 10.14    Waiver of Breach    24

ii

Schedules

Schedule 2.1 - The New York Insurance Policies
Schedule 2.3(a) - Transferred Assets
Schedule 2.3(a)(i) - Statutory Reserves as of the Effective Date
Schedule 2.3(a)(ii) - Cash Flow Adjustments
Schedule 3.3 - Reports
Schedule 3.6 - DAC Tax Election

Exhibits

Exhibit A - Terms of Administrative Services
Exhibit B - Form of New York Regulation 114 Trust Agreement
Exhibit C - Investment Guidelines for Trust Agreements
Exhibit D - Form of New York Supplemental Trust Agreement
Exhibit E - Form of New York Transition Services Agreement

iii

NEW YORK INDEMNITY REINSURANCE AGREEMENT

THIS NEW YORK INDEMNITY REINSURANCE AGREEMENT (this “New York Reinsurance Agreement”) is effective as of the Effective Time by and between Bankers Conseco Life Insurance Company (“New York Ceding Company”) and Beechwood Re Ltd (“Reinsurer”). New York Ceding Company and Reinsurer are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”
RECITALS
A.Reinsurer is a stock life reinsurance company licensed and domiciled in the Cayman Islands.

B.New York Ceding Company is a stock life insurance company licensed and domiciled in the State of New York.

C.Washington National Insurance Company, a stock life insurance company domiciled in the State of Indiana and an Affiliate (defined below) of New York Ceding Company (“WNIC”), has entered into the WNIC Indemnity Reinsurance Agreement (defined below) pursuant to which WNIC has agreed to cede to Reinsurer, on a coinsurance basis, one hundred percent (100%) of WNIC’s liability arising under the Insurance Policies (as defined in the WNIC Indemnity Reinsurance Agreement).

D.New York Ceding Company, pursuant to this New York Reinsurance Agreement, desires to cede to Reinsurer, on a coinsurance basis, one hundred percent (100%) of New York Ceding Company’s liability arising under the New York Insurance Policies (defined below), and Reinsurer is willing to accept such liability from New York Ceding Company.

E.The Parties desire to set forth their rights and obligations in relation to this transfer of liability by New York Ceding Company to Reinsurer.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree as follows:
Article I
Definitions

As used in this New York Reinsurance Agreement, the following terms shall have the meanings set forth herein:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if it owns or controls more than ten percent (10%) of the voting equity of the other Person (or other comparable ownership if the Person is not a corporation).

“Applicable Law” means any applicable federal, state or local law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation, judgment, order, administrative interpretation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.
“Business Day” means any day on which banks are not required or authorized to close in the City of New York.
“Ceded Percentage” means one hundred percent (100%).
“Closing” shall have the meaning ascribed to it in Section 5.4.
“Closing Date” shall mean either (i) the date that is at least two Business Days after the satisfaction or waiver (subject to Applicable Law) of the conditions set forth in Section 5.4, or (ii) such date as the Parties otherwise mutually agree.
“Effective Time” shall mean either (i) October 1, 2013 if the Parties receive regulatory approval of this New York Reinsurance Agreement by the New York Department of Financial Services pursuant to Section 5.1 by December 31, 2013 or (ii) such date as the Parties otherwise mutually agree.
“Fair market value” or “market value” means the price for which an asset would be sold in a transaction on the open market between an unrelated buyer and seller, with neither under any obligation to do so.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any national, state, municipal or local government, any instrumentality, subdivision, court, arbitrator or arbitrator panel, regulatory or administrative agency or commission, or other authority thereof, or any regulatory or quasi-regulatory organization or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“Investment Guidelines” means the investment guidelines set forth in Exhibit C.
“IRS” means the United States Department of the Treasury Internal Revenue Service.
“New York Ceding Company” shall have the meaning ascribed to it in the Preamble.
“New York Extra Contractual Liabilities” means all liabilities or obligations, other than those arising under the express terms of the New York Insurance Policies, for (i) fines, penalties, forfeitures, compensatory, consequential, exemplary, punitive, statutory or similar extra contractual damages that relate to or arise in connection with any alleged or actual act, error or omission in connection with the New York Insurance Policies or the New York Insurance Liabilities, whether or not intentional, negligent, in bad faith or otherwise, including, without limitation, any such alleged or actual act, error or omission relating to or arising out of

(a) the marketing, underwriting, sales, production, issuance, cancellation or administration of the New York Insurance Policies, (b) the investigation, defense, trial, settlement or handling of any claims, benefits or payments under the New York Insurance Policies, (c) the failure to pay or the delay in payment, or error in calculating or adminis-tering the payment, of benefits, claims or any other amounts due or alleged to be due under or in connection with the New York Insurance Policies; or (d) any advice concerning tax matters; or (ii) for taxes owed by New York Ceding Company on account of New York Ceding Company’s transfer of the New York Insurance Liabilities. However, New York Extra Contractual Liabilities shall not include liabilities or obligations incurred due to the fraud of a member of the Board of Directors or a corporate officer of New York Ceding Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party.
“New York Insurance Liabilities” means all liabilities and obligations arising out of or relating to the New York Insurance Policies, including, without limitation: (i) liabilities and obligations for incurred claims or losses, incurred but not reported claims, benefits or other payments arising under or relating to the New York Insurance Policies, whether (A) included or not included within the statutory reserves or (B) incurred before, on or after the Effective Time and any attorneys’ fees related to such claims or other payments; (ii) loss adjustment expenses and expense reimbursement amounts arising out of the New York Insurance Policies; (iii) liabilities and obligations arising out of any changes to the terms and conditions of the New York Insurance Policies mandated by Applicable Law (including, without limitation, by a court of competent jurisdiction), whether incurred before, on or after the Effective Time; (iv) premium taxes due in respect of premiums paid on or after the Effective Time with respect to the New York Insurance Policies; (v) assessments and similar charges based on policies in force on or after the Effective Time with respect to the New York Insurance Policies in connection with the involuntary or voluntary participation by New York Ceding Company in any guaranty association or risk pool established or governed by any state or other jurisdiction; (vi) commissions due with respect to the New York Insurance Policies to the extent that such commissions are based on premiums paid on or after the Effective Time; (vii) liabilities and obligations for amounts payable on or after the Effective Time for returns or refunds of premiums with respect to the New York Insurance Policies; (viii) liabilities and obligations directly or indirectly arising out of or relating to any actual or alleged action or inaction of Reinsurer or any of its Affiliates, subcontractors or delegees in respect of the New York Insurance Policies on or after the Effective Time; (ix) unclaimed property liabilities and obligations arising under or relating to the New York Insurance Policies and payable on or after the Effective Time; (x) New York Extra Contractual Liabilities arising on or after the Effective Time; (xi) New York Extra Contractual Liabilities arising, as a result of the action or inaction of SHIP or its subcontractors or delegees, whether before, on or after the Effective Time; (xii) attorneys’ fees in respect of litigation relating to the New York Insurance Policies threatened on the Effective Time; and (xiii) any and all out-of-pocket costs reasonably incurred or accrued directly or indirectly to third parties by New York Ceding Company on or after the Effective Time allocable to the New York Insurance Policies. For the avoidance of doubt, the New York Insurance Liabilities shall not include liabilities and obligations, including but not limited to costs, attorneys’ fees, settlements or judgments, in respect of litigation, arbitration, mediation or any similar proceeding relating to the New York Insurance Policies that is ongoing as of the Effective Time.

“New York Insurance Policies” shall have the meaning ascribed to it Section 2.1.
“New York Reinsurance Agreement” shall have the meaning ascribed to it in the Preamble.
“New York SHIP ASA” means that certain Administrative Services Agreement by and between New York Ceding Company and SHIP, dated as of November 12, 2008, as amended.
“New York Supplemental Trust Agreement” means the New York Supplemental Trust Agreement in the form set forth in Exhibit D.
“New York Transition Services Agreement” means the transition services agreement by and between New York Ceding Company and Reinsurer in the form attached hereto as Exhibit E.
“New York Trust Agreement” means the New York Regulation 114 Trust Agreement in the form set forth in Exhibit B.
“Party” or “Parties” shall have the meaning ascribed to it in the Preamble.
“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Authority or any other entity.
“Qualifying Trust Assets” shall have the meaning ascribed to it in Section 4.2(c).
“Quarterly Reports” shall have the meaning ascribed to it in Section 4.5.
“Reg 114 Trust Account” shall have the meaning ascribed to it in Section 4.2(a).
“SHIP” means Senior Health Insurance Company of Pennsylvania.
“Supplemental Trust Account” shall have the meaning ascribed to it in Section 4.3(a).
“Special Considerations Letter” means the letter published each year by the New York Department of Financial Services regarding special considerations relating to year-end reserves and other solvency issues.
“Third Party Accountant” means a nationally recognized independent accounting firm which is mutually acceptable to New York Ceding Company and Reinsurer, or, if New York Ceding Company and Reinsurer are unable to agree on such an accounting firm, an independent accounting firm selected by mutual agreement of New York Ceding Company’s and Reinsurer’s independent auditors.

“Trust Amount” means pursuant to Section 4.1, the book value of the statutory reserves necessary for New York Ceding Company to take full statutory credit for the reinsurance ceded pursuant to this New York Reinsurance Agreement.
“WNIC” shall have the meaning ascribed to it in the Recitals.
“WNIC Indemnity Reinsurance Agreement” means that certain Indemnity Reinsurance Agreement, dated as of [•], 2013, by and between WNIC and Beechwood Re Ltd.
“WNIC Supplemental Trust Account” shall have the meaning ascribed to it in Section 4.3(f).
Article II
Reinsurance of the New York Insurance Policies

Section 2.1    Scope of Reinsurance. This New York Reinsurance Agreement applies to all of the insurance contracts, plans and policies that constitute New York Ceding Company’s closed block of long-term care business that were in effect as of or prior to the Effective Time and set forth on Schedule 2.1 (the “New York Insurance Policies”).

Secction 2.2    Amount of Reinsurance.

(a)New York Ceding Company hereby cedes to Reinsurer, on a coinsurance basis, and Reinsurer hereby accepts and agrees to reinsure, as of the Effective Time, the Ceded Percentage of the New York Insurance Liabilities. Reinsurer shall remain liable as Reinsurer on all liability reinsured under this New York Reinsurance Agreement until the earlier of (i) such time as New York Ceding Company no longer has liability under the New York Insurance Policies or (ii) the date this New York Reinsurance Agreement is terminated. Except as set forth in Section 3.2, the liability of Reinsurer under this New York Reinsurance Agreement shall follow and be identical to the liability of New York Ceding Company in respect of the New York Insurance Liabilities. Notwithstanding anything herein to the contrary, Reinsurer’s liability for New York Extra Contractual Liabilities, whether known or unknown, directly or indirectly arising out of or relating to any actual or alleged action or inaction of SHIP or its subcontractors or delegees prior to the Effective Time shall be limited to Fifty Thousand Dollars ($50,000) per occurrence and subject to an aggregate limit of Five Hundred Thousand Dollars ($500,000) for the term of this New York Reinsurance Agreement.

(b)Subject to Section 3.1 and Exhibit A, “Terms of Administrative Services”, Reinsurer shall be bound by all payments and settlements entered into by New York Ceding Company and Reinsurer shall pay the Ceded Percentage of all contractual benefits and other liabilities that New York Ceding Company owes in connection with the New York Insurance Liabilities, whether the amount of such benefits and other liabilities is fixed by settlement, judgment, arbitration or otherwise.

Section 2.3    Payments to Reinsurer. In consideration of the reinsurance provided hereunder, New York Ceding Company shall pay to Reinsurer (by depositing into the Reg 114 Trust Account to be established pursuant to Section 4.2), the following:

(a)On the Closing Date, cash and the mutually agreed-upon admitted invested assets set forth on Schedule 2.3(a) having a fair market value equal to the sum of (i) the Ceded Percentage of the statutory reserves that New York Ceding Company was required to maintain on the New York Insurance Policies as of the Effective Time (as shown on Schedule 2.3(a)(i)), together with the additional amount for transaction (also shown on Schedule 2.3(a)(i)), and (ii) the adjustments reflecting cash flows occurring after the Effective Time and prior to the Closing Date (as shown on Schedule 2.3(a)(ii)); and

(b)On and after the Closing Date, the Ceded Percentage of gross premium collected in connection with the New York Insurance Policies subsequent to the Closing Date.

Section 2.4    No Privity. The Parties agree that no rights or legal duties shall arise, by virtue of the reinsurance provided under this New York Reinsurance Agreement, between Reinsurer and any policyholder insured by New York Ceding Company. Reinsurer’s liability is to New York Ceding Company as provided under the terms of this New York Reinsurance Agreement.

Article III
Policy Administration and Related Matters

Section 3.1    Administration.

(a)In consideration for the payments by New York Ceding Company to Reinsurer pursuant to Section 2.3, the Parties agree that, on and after the Closing Date, Reinsurer shall be responsible for (including all costs and expenses) and shall subcontract or delegate the administration of the New York Insurance Policies to SHIP (or a licensed Affiliate thereof). Subject to the prior written consent of New York Ceding Company, such consent not to be unreasonably delayed or withheld, Reinsurer may at any time replace SHIP with another licensed and qualified third party administrator with prior experience administering long-term care insurance business. The New York Insurance Policies shall be administered in conformance with Applicable Law and industry standards and pursuant to the terms and conditions of the New York Insurance Policies, this New York Reinsurance Agreement and the terms set forth in Exhibit A. Any agreement with a third party accepting and agreeing to any such delegation or subcontracting by Reinsurer shall expressly require that the third party perform its obligations in accordance with the terms and subject to the conditions set forth in this New York Reinsurance Agreement in general and in accordance with this Section 3.1 and Exhibit A specifically. Reinsurer shall monitor any such delegee(s) or subcontractor(s) in the performance of the administrative services hereunder for strict compliance with the terms and conditions set forth in this New York Reinsurance Agreement and Exhibit A. Reinsurer shall annually certify to New York Ceding Company whether or not the performance of such delegee(s) or subcontractor(s) is in strict compliance with the terms and conditions of this New York Reinsurance Agreement and Exhibit A, and if not, shall provide with such certification a report detailing all such noncompliance (including number of occurrences, dates, times and magnitude) and the corrective action steps taken for each occurrence. In addition, Reinsurer will notify the New York Department of Financial Services of noncompliance by such third party as described in this Section 3.1 and provide the New York Department of Financial Services with a copy of any report detailing such noncompliance. For the avoidance of doubt, any such delegation or subcontracting shall not relieve Reinsurer of its responsibility or liability for the costs and expenses of administering the New York Insurance Policies (including such costs and expense of any third party administrator) or the provision of such services pursuant to this New York Reinsurance Agreement and Exhibit A.

(b)New York Ceding Company hereby subrogates Reinsurer to a proportional amount of New York Ceding Company’s indemnification rights under Article XIII (Indemnification) of the New York SHIP ASA (pursuant to Section 14.3 thereof, such rights survive the termination of the New York SHIP ASA); provided, however, the amount of Reinsurer’s subgrogation provided for in this Section 3.1(c) shall be limited to the amount that Reinsurer actually pays for any New York Extra Contractual Liabilities arising out of or relating to any actual or alleged action or inaction of SHIP or its subcontractors or delegees prior to the Effective Time.

Section 3.2    Reimbursement.

(a)Reinsurer shall reimburse New York Ceding Company for the Ceded Percentage of the New York Insurance Liabilities.

(b)All monies, checks, drafts, money orders, postal notes and other instruments that may be received after the Closing Date by New York Ceding Company for the Ceded Percentage of premiums, fees or other payments on or in respect of the New York Insurance Policies shall be held in trust by New York Ceding Company for the benefit of Reinsurer and shall be promptly remitted to Reinsurer, but in no event later than fifteen (15) Business Days after receipt by New York Ceding Company. Reinsurer shall be authorized to endorse for payment to Reinsurer any such checks, drafts, money orders and other instruments pertaining to the New York Insurance Policies that are payable to, or to the order of, New York Ceding Company and received by Reinsurer under this New York Reinsurance Agreement.

(c)If New York Ceding Company receives premium or state income tax credit in connection with guaranty association or other assessments related to the New York Insurance Policies, then New York Ceding Company shall pay the amount of any tax savings it realizes to Reinsurer.

Section 3.3    Reporting and Payments. Within nine (9) calendar days after the end of each calendar quarter, Reinsurer shall provide New York Ceding Company with accounting and settlement reports reflecting premiums, losses, reserves and expenses for the New York Insurance Policies in form and substance mutually agreed upon by the Parties. Such reports shall, at a minimum, contain all information needed by New York Ceding Company to prepare in a timely manner all financial reports under statutory and GAAP accounting methods. Such reports shall include, but not be limited to, the reports set forth in Schedule 3.3. If a report shows a balance due to a Party, the other Party shall remit the amount of such balance to such owed Party within fifteen (15) Business Days after receipt of the report. All payments shall be made in cash (United States legal tender) or its equivalent. Any amount due and unpaid under this New York Reinsurance Agreement shall accrue interest at a rate equal to the ten (10) year U. S. Treasury note plus one hundred (100) basis points.

Section 3.4    Records.

(a)Either Party and its employees and authorized representatives may audit, examine and copy (at such Party’s own expense), during regular business hours, at the home office of the other Party, any and all books, records, statements, correspondence, reports and other documents that relate to the New York Insurance Policies or this New York Reinsurance Agreement, upon giving at least five (5) Business Days’ prior notice to the other Party. The other Party shall (i) provide a reasonable work space for such audit, examination or copying, (ii) cooperate fully and faithfully and (iii) disclose the existence of and produce any and all materials reasonably requested to be produced.

(b)No Party shall have the right to conduct an audit or examination pursuant to this Section 3.4 more than twice during any consecutive twelve (12) month period except for reasonable cause or as otherwise required to attend to litigation threatened or instituted against a Party or to comply with Applicable Law or a Governmental Entity’s investigation or inquiry (including financial or market conduct examinations).

Section 3.5    Errors and Omissions. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this New York Reinsurance Agreement is unintentional and caused by misunderstanding or oversight, the Parties shall adjust the situation to what it would have been had the misunderstanding or oversight not occurred, and the reinsurance provided hereunder shall not be invalidated. The Party first discovering such misunderstanding or oversight shall promptly notify the other Party in writing, and the Parties shall act to correct such misunderstanding or oversight promptly following receipt of such notice.

Section 3.6    DAC Tax Election. If the New York Insurance Policies reinsured hereunder include for U.S. federal income tax purposes Specified Insurance Contracts pursuant to Section 848 of the Internal Revenue Code or the IRS regulations promulgated thereunder, the Parties shall make the election provided in IRS Regulation Section 1.848-2(g)(8). The specifics on this election are set forth in Schedule 3.6.

Section 3.7    Excise Tax Reimbursement. Reinsurer shall reimburse New York Ceding Company in full for any federal excise tax paid by New York Ceding Company under Section 4371 of the Internal Revenue Code of 1986, as amended, in connection with this New York Reinsurance Agreement.

Article IV
Credit for Reinsurance and Related Matters

Section 4.1    Reserves. New York Ceding Company and Reinsurer shall establish and maintain proper reserves (including for unearned premium, claims, incurred but not reported claims, asset adequacy and other reserves) for the New York Insurance Policies in accordance with statutory accounting principles promulgated by the National Association of

Insurance Commissioners and the requirements of the laws of the State of New York, including the most recent Special Considerations Letter published by the New York Department of Financial Services. Asset adequacy testing will be performed on a stand-alone basis using the assets in the Reg 114 Trust Account. Reinsurer shall take such steps as may be required for New York Ceding Company to receive full credit on New York Ceding Company’s statutory financial statements for the reinsurance ceded under this New York Reinsurance Agreement. Towards that end, as of the Closing Date and at all times during the term of this New York Reinsurance Agreement, Reinsurer shall provide collateral and enter into the New York Trust Agreement as required by Section 4.2.

Section 4.2    Trust Agreement.

(a)New York Ceding Company and Reinsurer shall enter into a New York Trust Agreement in the form attached hereto as Exhibit B, to be effective concurrently with this New York Reinsurance Agreement. The New York Trust Agreement shall contain those provisions necessary to effect the terms and conditions of this New York Reinsurance Agreement and shall comply with the requirements of the State of New York, including New York Insurance Regulation 114. Reinsurer shall establish in accordance with such New York Trust Agreement a trust account (the “Reg 114 Trust Account”) with an independent financial institution reasonably acceptable to New York Ceding Company for the sole use and benefit of New York Ceding Company, for so long as there are New York Insurance Policies reinsured under this New York Reinsurance Agreement.

(b)On or before the Closing Date, Reinsurer shall deposit assets into the Reg 114 Trust Account consisting of Qualifying Trust Assets in compliance with the Investment Guidelines with an aggregate fair market value equal to one hundred two percent (102%) of the Trust Amount as of the Effective Time.

(c)The assets in the trust shall be valued according to their current fair market value. Reinsurer will, subject to the receipt of New York Ceding Company’s prior written consent, direct the trustee to invest or reinvest the trust assets in accordance with the Investment Guidelines set forth in Exhibit C or as otherwise agreed upon by New York Ceding Company. Only the following assets (the “Qualifying Trust Assets”) shall be eligible for investment and deposit into the Reg 114 Trust Account and only such Qualifying Trust Assets shall be counted for purposes of calculating New York Ceding Company’s reserve credit: cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the type specified in paragraphs (1), (2), (3) (8) and (10) of Section 1404(a) of the New York Insurance Law, provided that such investments (i) are issued by an institution that is not the parent, subsidiary or affiliate of either of the Parties and (ii) are otherwise acceptable to the New York Department of Financial Services.

(d)Prior to depositing assets with the trustee, Reinsurer shall execute assignments, endorsements in blank or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that New York Ceding Company (or the trustee at the direction of New York Ceding Company) may whenever necessary negotiate the trust assets without the consent or signature of Reinsurer or any other entity.

(e)New York Ceding Company shall have the right to withdraw assets from the Reg 114 Trust Account at any time, without notice to Reinsurer, subject only to a written request for withdrawal from New York Ceding Company to the trustee. Assets withdrawn by New York Ceding Company may be used only in accordance with Section 4.4.

(f)If, at the end of any calendar quarter, (i) the aggregate fair market value of the Qualifying Trust Assets exceeds one hundred two percent (102%) of the Trust Amount as of such calendar quarter end, and (ii) the aggregate fair market value of the assets in the Supplemental Trust Account established pursuant to Section 4.3 exceeds five percent (5%) of the Trust Amount as of the same calendar quarter end, then New York Ceding Company shall, within fifteen (15) calendar days of Reinsurer’s request, consent in writing to Reinsurer’s withdrawal of any excess assets from the Reg 114 Trust Account.

(g)If, at the end of any calendar quarter, the aggregate fair market value of the Qualifying Trust Assets is less than one hundred two percent (102%) of the Trust Amount as of such calendar quarter end, then, within fifteen (15) calendar days of its delivery of the Quarterly Reports set forth in Section 4.5, Reinsurer shall cause to be deposited into the Reg 114 Trust Account such additional Qualifying Trust Assets as are necessary to ensure that the aggregate fair market value of the Qualifying Trust Assets maintained in the Reg 114 Trust Account is no less than one hundred two percent (102%) of the Trust Amount.

(h)Appointment by the trustee or Reinsurer of any asset manager or subcustodian to manage or invest the assets of the Reg 114 Trust Account shall not be permitted without first receiving the prior written consent of New York Ceding Company, such consent not to be unreasonably withheld.

(i)The Reg 114 Trust Account established under this Section 4.2 is intended to secure payment of amounts owed by Reinsurer to New York Ceding Company under this New York Reinsurance Agreement. Reinsurer hereby grants to New York Ceding Company, as security for payment and performance of Reinsurer’s obligations under this Agreement, a first priority security interest in Reinsurer’s beneficial interest in the Reg 114 Trust Account established and funded pursuant to this Section. Assets properly withdrawn from the trust by Reinsurer will not be subject to the security interest.

Section 4.3    Supplemental Trust Agreement.

(a)New York Ceding Company and Reinsurer shall enter into a New York Supplemental Trust Agreement in the form attached hereto as Exhibit D, to be effective concurrently with this New York Reinsurance Agreement. The New York Supplemental Trust Agreement shall contain those provisions necessary to effect the terms and conditions of this New York Reinsurance Agreement and shall comply with the requirements of the State of New York but not be subject to New York Regulation 114. Reinsurer shall establish in accordance with such New York Supplemental Trust Agreement a supplemental trust account (the “Supplemental Trust Account”) with an independent financial institution reasonably acceptable to New York Ceding Company for the sole use and benefit of New York Ceding Company, for so long as there are New York Insurance Policies reinsured under this Agreement.

(b)On or before the Closing Date, Reinsurer shall deposit assets into the Supplemental Trust Account consisting of assets in compliance with the Investment Guidelines with an aggregate fair market value equal to or exceeding five percent (5%) of the Trust Amount as of the Effective Time. The New York Supplemental Trust Agreement shall be maintained as overcollateralization of Reinsurer’s obligations hereunder, and shall at all times be maintained at a minimum level of five percent (5%) of the Trust Amount.

(c)The assets in the Supplemental Trust Account shall be valued according to their current fair market value. Reinsurer will direct the trustee to invest or reinvest the trust assets in accordance with the Investment Guidelines set forth in Exhibit C or as otherwise agreed upon by New York Ceding Company and Reinsurer.

(d)Prior to depositing assets with the trustee, Reinsurer shall execute assignments, endorsements in blank or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that New York Ceding Company (or the trustee at the direction of New York Ceding Company) may whenever necessary negotiate the trust assets without the consent or signature of Reinsurer or any other entity.

(e)New York Ceding Company shall have the right to withdraw assets from the Supplemental Trust Account established pursuant to this Section 4.3 only at such time as the assets in the Reg 114 Trust Account established pursuant to Section 4.2 are insufficient to satisfy New York Ceding Company’s authorized uses set forth in Section 4.4 and after prior notice to Reinsurer. For the avoidance of doubt, consent to any such withdrawal is not required to be provided by Reinsurer; rather, the trustee shall honor such withdrawal requests upon receipt of a written request from New York Ceding Company. Assets withdrawn by New York Ceding Company may be used only in accordance with Section 4.4.

(f)If, at the end of any calendar quarter, the market value of the assets in the Supplemental Trust Account exceeds five percent (5%) of the Trust Amount as of such calendar quarter end, and if the market value of the Qualifying Trust Assets in the Reg 114 Trust Account established pursuant to Section 4.2 exceeds one hundred two percent (102%) of the Trust Amount, New York Ceding Company shall, within fifteen (15) calendar days of Reinsurer’s request, consent in writing to Reinsurer’s withdrawal of any excess assets from the Supplemental Trust Account. If Reinsurer requests that all or any portion of the amount to be withdrawn hereunder instead be transferred to the supplement trust account established by Reinsurer pursuant to the WNIC Indemnity Reinsurance Agreement (the “WNIC Supplemental Trust Account”), then New York Ceding Company shall consent to such transfer within two (2) Business Days of receipt of Reinsurer’s request and direct the trustee to transfer such combination of cash and trusteed assets as may be requested by Reinsurer to the trustee of the WNIC Supplemental Trust Account for immediate deposit.

(g)If, at the end of any calendar quarter, the aggregate fair market value of the assets in the Supplemental Trust Account is less than five percent (5%) of the Trust Amount as of such calendar quarter end, then, within fifteen (15) calendar days of its delivery of the Quarterly Reports set forth in Section 4.5, Reinsurer shall cause to be deposited into the Supplemental Trust Account such additional assets as are necessary to ensure that the aggregate fair market value of the assets maintained in the Supplemental Trust Account is no less than five percent (5%) of the Trust Amount.

(h)Appointment by the trustee or Reinsurer of any asset manager or subcustodian to manage or invest the assets of the Supplemental Trust Account shall not be permitted without first receiving the prior written consent of New York Ceding Company, such consent not to be unreasonably withheld.

(i)The Supplemental Trust Account established under this Section 4.3 is intended to secure payment of amounts owed by Reinsurer to New York Ceding Company under this New York Reinsurance Agreement. Reinsurer hereby grants to New York Ceding Company, as security for payment and performance of Reinsurer’s obligations under this Agreement, a first priority security interest in Reinsurer’s beneficial interest in the Supplemental Trust Account established and funded pursuant to this Section. Assets properly withdrawn from the trust by Reinsurer will not be subject to the security interest.

Section 4.4    Use of Funds by New York Ceding Company.

(a)Reinsurer and New York Ceding Company agree that the assets in the Reg 114 Trust Account (established pursuant to Section 4.2) and the Supplemental Trust Account (established pursuant to Section 4.3), may be withdrawn by New York Ceding Company at any time, notwithstanding any other provisions in this New York Reinsurance Agreement, and shall be utilized and applied by New York Ceding Company or any successor by operation of law of New York Ceding Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of such company, without diminution because of insolvency on the part of New York Ceding Company or Reinsurer, only for the following purposes:

(i)	to reimburse New York Ceding Company for the Ceded Percentage of premiums returned to owners of the New York Insurance Policies on account of cancellations of such New York Insurance Policies;

(ii)	to reimburse New York Ceding Company for the Ceded Percentage of surrenders and benefits or losses paid by New York Ceding Company under the terms and provisions of the New York Insurance Policies;

(iii)
to fund an account with New York Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from New York Ceding Company’s liabilities for New York Insurance Policies ceded under this New York Reinsurance Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses and unearned premiums; and

(iv)	to pay any other amounts New York Ceding Company claims are due under this New York Reinsurance Agreement.

(b)New York Ceding Company agrees to: (1) return promptly to Reinsurer, by depositing into the applicable trust account to be established pursuant to Section 4.2 and/or

Section 4.3, any assets withdrawn from such trust accounts in excess of the actual amounts required for subparagraphs (i), (ii), and (iii), above, or in the case of subparagraph (iv), any amounts that are subsequently determined not to be due; (2) pay Reinsurer interest on any amounts held pursuant to Section 4.4(a)(iii) at the prime rate of interest; and (3) permit the award, by an arbitration panel or court of competent jurisdiction of (i) interest at a rate different from that specified above and (ii) court or arbitration costs including attorneys’ fees and any other reasonable expenses in connection with a failure by New York Ceding Company to make proper return of funds drawn.

(c)Payment of funds to New York Ceding Company by the trustee shall constitute payment by Reinsurer pursuant to this New York Reinsurance Agreement and shall discharge Reinsurer of the obligation that gave rise to the withdrawal.

Section 4.5    Quarterly Reports.

(a)Reinsurer shall prepare written reports on a quarterly basis (the “Quarterly Reports”) setting forth, among others, the aggregate fair market value of the Qualifying Trust Assets maintained in the Reg 114 Trust Account and the assets maintained in the Supplemental Trust Account (both on an asset-by-asset basis and a cumulative basis, but by trust account), together with supporting detail, and such other information reasonably necessary to verify the compliance of the assets with all Investment Guidelines, in each case as of the end of each calendar quarter, and the reports listed on Schedule 4.5. The Quarterly Reports shall be delivered to New York Ceding Company within thirty (30) calendar days after the end of the applicable calendar quarter.

(b)As soon as is practicable, but in no event more than fifteen (15) Business Days following its receipt of the Quarterly Reports, New York Ceding Company shall either (i) agree with the contents of the Quarterly Reports or (ii) notify Reinsurer that it objects to any item in the Quarterly Reports concerning compliance of the assets with the Investment Guidelines. The Parties shall promptly begin good faith negotiations to resolve such dispute. If the Parties are unable to resolve such dispute within ten (10) Business Days of New York Ceding Company’s transmittal to Reinsurer of its notice of objection, the Parties shall submit the dispute to the Third Party Accountant for resolution of the dispute. The Third Party Accountant shall deliver no later than five (5) Business Days after commencement of its review a report setting forth its determination concerning the disputed item(s) of the Quarterly Reports. Such Third Party Accountant’s report shall be final and binding upon Reinsurer and New York Ceding Company. The fees, costs and expenses of the Third Party Accountant shall be borne equally by New York Ceding Company and Reinsurer. Reinsurer shall permit New York Ceding Company and/or the Third Party Accountant to audit its records in order to perform their respective reviews. Reinsurer shall cooperate fully with such audit. Access to Reinsurer and its employees by New York Ceding Company and/or the Third Party Accountant in connection with such audit shall be at reasonable times during regular business hours upon reasonable prior written notice (including by e-mail) in a manner which does not unreasonably interfere with the business or operations of Reinsurer.

Section 4.6    Reinsurer Change of Control. In the event of a change in the ownership, controlling interest or management of Reinsurer or its ultimate parent company (a “change in control”), New York Ceding Company shall have the right to, in its reasonable discretion, modify the Investment Guidelines. Reinsurer shall give New York Ceding Company sixty (60) calendar days’ prior written notice of any proposed transfer or change in control.

Article V
Regulatory Approvals and Requirements; Closing

Section 5.1    Approvals. The obligation of the Parties to consummate the transactions contemplated by this New York Reinsurance Agreement is contingent upon the receipt of regulatory approval of this New York Reinsurance Agreement by the New York Department of Financial Services. Each Party will use its commercially reasonable efforts to secure the required regulatory approval.

Section 5.2    Cooperation. The Parties shall cooperate with each other in complying with regulatory requirements and responding to regulatory inquiries associated with the New York Insurance Policies or this New York Reinsurance Agreement. The duty of cooperation provided for in this Section 5.2 shall extend to any and all litigation matters regarding the New York Insurance Liabilities or the New York Insurance Policies, including litigation involving third parties.

Section 5.3    Insolvency. Reinsurance provided under this New York Reinsurance Agreement shall be payable by Reinsurer on the basis of New York Ceding Company’s liability under the New York Insurance Policies without diminution because of any insolvency of New York Ceding Company. Reinsurer shall pay its share of New York Ceding Company’s liability directly to New York Ceding Company or its liquidators, receivers or statutory successors. The liquidators, receivers or statutory successors shall give written notice to Reinsurer of the pendency of a claim against New York Ceding Company involving a policy reinsured under this New York Reinsurance Agreement within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, Reinsurer may investigate the claim and interpose, at its own expense, in the proceeding where the claim is to be adjudicated, any defense or defenses which it may deem available to New York Ceding Company or New York Ceding Company’s liquidators, receivers or statutory successors. Any expense Reinsurer thus incurs shall be chargeable, subject to court approval, to New York Ceding Company as part of the expense of liquidation to the extent of the proportionate share of the benefit which may accrue to New York Ceding Company solely from the defense undertaken by Reinsurer. In the event two or more assuming Reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this New York Reinsurance Agreement as though such expenses had been incurred by New York Ceding Company.

Section 5.4    Closing Conditions. The obligations of the Parties to cause the transactions contemplated herein to be consummated (the “Closing”) are subject to satisfaction of each of the following conditions at or prior to the Closing:

(a)Receipt of regulatory approval of this New York Reinsurance Agreement by the New York Department of Financial Services pursuant to Section 5.1.

(b)Termination of the New York SHIP ASA.

(c)The Parties shall have delivered to each other duly executed copies of the New York Transition Services Agreement.

(d)Closing of the transactions contemplated by the WNIC Indemnity Reinsurance Agreement.

Article VI
Representations and Warranties of New York Ceding Company

New York Ceding Company represents and warrants to Reinsurer that the matters set forth in this Article VI are true and correct as of the date hereof (or, if made as of a specified date, as of such date):
Section 6.1    Organization and Standing of New York Ceding Company. New York Ceding Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York.

Section 6.2    Authorization. New York Ceding Company has all requisite power and authority to execute, deliver and perform its obligations under this New York Reinsurance Agreement. All acts or proceedings required to be taken by New York Ceding Company to authorize the execution, delivery and performance of this New York Reinsurance Agreement and all transactions contemplated hereby have been duly and validly taken. This New York Reinsurance Agreement has been duly executed and delivered by New York Ceding Company, and assuming due and valid authorization, execution and delivery hereof by other parties hereto, constitutes the legal, valid and binding obligations of New York Ceding Company, enforceable against New York Ceding Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.3    No Conflict or Violation. The execution, delivery and performance of this New York Reinsurance Agreement shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of New York Ceding Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which New York Ceding Company is a party, (iii) violate any order, judgment or decree applicable to New York Ceding Company or (iv) subject to the receipt of the necessary regulatory approvals pursuant to Section 5.1, violate any statute, law or regulation of any jurisdiction applicable to New York Ceding Company.

Article VII
Representations and Warranties of Reinsurer

Reinsurer represents and warrants to New York Ceding Company that the matters set forth in this Article are true and correct as of the date hereof (or, if made as of a specified date, as of such date):
Section 7.1    Organization and Standing of Reinsurer. Reinsurer is a life reinsurance company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

Section 7.2    Authorization. Reinsurer has all requisite power and authority to execute, deliver and perform its obligations under this New York Reinsurance Agreement. All acts or proceedings required to be taken by Reinsurer to authorize the execution, delivery and performance of this New York Reinsurance Agreement and all transactions contemplated hereby have been duly and validly taken. This New York Reinsurance Agreement has been duly executed and delivered by Reinsurer, and assuming due and valid authorization, execution and delivery hereof by other parties hereto, constitutes the legal, valid and binding obligations of Reinsurer, enforceable against Reinsurer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.3    No Conflict or Violation. The execution, delivery and performance of this New York Reinsurance Agreement shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Reinsurer, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Reinsurer is a party, (iii) violate any order, judgment or decree applicable to Reinsurer or (iv) subject to the receipt of the necessary regulatory approvals pursuant to Section 5.1, violate any statute, law or regulation of any jurisdiction applicable to Reinsurer.

Section 7.4    U.S. Federal Income Taxes. Reinsurer is a recognized United States federal income tax-paying entity.

Article VIII
Indemnification

Section 8.1    Indemnification by New York Ceding Company. New York Ceding Company hereby indemnifies and holds Reinsurer harmless from and against all loss, damage, cost and expense of any nature, including legal, accounting and other professional fees, arising from (i) any liability relating to the New York Insurance Policies that results from New York Ceding Company’s acts, errors or omissions that occur on or after the Effective Time, (ii) any violation or breach of the provisions of this New York Reinsurance Agreement by New

York Ceding Company or (iii) any inaccuracy or falsity of a representation or warranty made by New
York Ceding Company under this New York Reinsurance Agreement.

Section 8.2    Indemnification by Reinsurer. Reinsurer hereby indemnifies and holds New York Ceding Company harmless from and against all loss, damage, cost and expense of any nature, including legal, accounting and other professional fees, arising from (i) any violation or breach of the provisions of this New York Reinsurance Agreement by Reinsurer or (ii) any inaccuracy or falsity of a representation or warranty made by Reinsurer under this New York Reinsurance Agreement.

Section 8.3    Notice of Potential Liability. Promptly after receipt by an indemnified Party hereunder of notice of any demand, claim or circumstances which, with or without the lapse of time, would give rise to the commencement (or threatened commencement) of any action, proceeding or investigation that may result in an indemnified liability, the indemnified Party shall give notice of the potential liability to the indemnifying Party. The notice shall (i) describe the potential liability in reasonable detail, (ii) indicate the amount (estimated, if necessary) of the loss that has been or may be suffered by the indemnified Party and (iii) include a statement as to the basis for the indemnification sought. Failure to provide notice in a timely manner shall not be deemed a waiver of the indemnified Party’s right to indemnification other than to the extent that such failure prejudices the defense of the action, proceeding or investigation by the indemnifying Party.

Section 8.4    Opportunity to Defend. The indemnifying Party may elect to defend, at its own expense and by its own counsel, any potential liability covered by this Article; provided, however, that the indemnifying Party may not compromise or settle any such liability without the consent of the indemnified Party (which consent shall not be unreasonably withheld or delayed). If the indemnifying Party elects to defend the potential liability, it shall within thirty (30) calendar days from receipt of the notice required by Section 8.3 notify the indemnified Party of its intent to do so, and the indemnified Party shall cooperate in the defense at its own expense.

Section 8.5    Exclusive Remedy. The provisions of this Article shall be the sole and exclusive remedy at law for any breach of a representation, warranty or covenant under this New York Reinsurance Agreement, except that nothing set forth in this Article shall be deemed to prohibit or limit either Party’s right to seek specific performance or other equitable relief for the failure of the other Party to perform any covenant contained herein.

Article IX
Term; Termination

Section 9.1    Term. This New York Reinsurance Agreement shall be effective as of the Effective Time, and shall remain in effect until New York Ceding Company ceases to have any obligations or liabilities under the New York Insurance Policies, unless terminated before such time by New York Ceding Company or Reinsurer pursuant to this Article.

Section 9.2    Termination.

(a)Mutual Agreement. This New York Reinsurance Agreement may be terminated at any time by mutual written agreement of the Parties. For the avoidance of doubt, except for non-payment by New York Ceding Company as expressly set forth in Section 9.2(c), Reinsurer may not unilaterally terminate this New York Reinsurance Agreement.

(b)Termination by New York Ceding Company. New York Ceding Company may terminate this New York Reinsurance Agreement:

(i)
immediately upon the failure, within forty-five (45) calendar days, to correct material business or financial practices which are the subject of any administrative action or order by any insurance regulatory authority with jurisdiction over Reinsurer;

(ii)	immediately upon Reinsurer’s failure to meet the prescribed capital requirement under the laws of the Cayman Islands;

(iii)
immediately upon the initiation against Reinsurer of any delinquency proceeding, including but not limited to supervision, conservation, rehabilitation, liquidation, bankruptcy or any other proceeding of a similar nature, or any order of administrative supervision (or any other form of order that has substantially the same effect) is entered with respect to Reinsurer;

(iv)
upon giving thirty (30) calendar days’ prior written notice to Reinsurer if Reinsurer’s delegee or subcontractor materially breaches the terms of Exhibit A in connection with the provision of administrative services under this New York Reinsurance Agreement, but only if during thirty (30) day period Reinsurer has not formulated and begun implementation of a plan, reasonably acceptable to New York Ceding Company, to cure such material breach or breaches;

(v)
upon giving thirty (30) calendar days’ prior written notice to Reinsurer for any breach by Reinsurer of its obligations under this New York Reinsurance Agreement, the New York Trust Agreement or the New York Supplemental Trust Agreement, if the breach is not cured during such period; or

(vi)
upon giving thirty (30) calendar days’ prior written notice to Reinsurer for non-payment of amounts due by Reinsurer to New York Ceding Company under this New York Reinsurance Agreement (provided that the amounts due are not de minimis), unless the unpaid amounts are the subject of a good-faith dispute, if full payment of such amounts is not made within such period.

(c)Termination by Reinsurer. Reinsurer may terminate this New York Reinsurance Agreement upon giving thirty (30) calendar days’ prior written notice to New York Ceding Company for non-payment of amounts due by New York Ceding Company to Reinsurer under this New York Reinsurance Agreement (provided that the amounts due are not de minimis), unless the unpaid amounts are the subject of a good-faith dispute, if full payment of such amounts is not made within such period.

Section 9.3    Effect of Termination. On and after the effective date of the termination of this New York Reinsurance Agreement, New York Ceding Company shall recapture all liabilities previously ceded to Reinsurer under this New York Reinsurance Agreement, (ii) New York Ceding Company shall reassume responsibility for the administration of the New York Insurance Policies under Section 3.1 and New York Ceding Company and Reinsurer shall cooperate with each other and use their reasonable best efforts to effect an orderly transition and conversion of such administrative services, (iii) Reinsurer’s liability under this New York Reinsurance Agreement in connection with the recaptured risks will terminate (subject to Reinsurer’s satisfaction of subsections (v) and (vi) hereof, (iv) New York Ceding Company shall pay to Reinsurer any amounts owed by New York Ceding Company to Reinsurer under this New York Reinsurance Agreement as of the date of recapture, (v) Reinsurer shall pay to New York Ceding Company any amounts owed by Reinsurer to New York Ceding Company under this New York Reinsurance Agreement as of the date of recapture and (vi) Reinsurer shall pay to New York Ceding Company cash or admitted invested assets having a fair market value equal to the statutory reserves attributable to the liability being recaptured.

Article X
Miscellaneous Provisions

Section 10.1    Arbitration.

(a)Except as otherwise provided in this New York Reinsurance Agreement, all disputes or differences between the Parties arising under or relating to this New York Reinsurance Agreement upon which an amicable understanding cannot be reached shall be decided by arbitration pursuant to the terms of this Section. Except as otherwise provided in this New York Reinsurance Agreement, the arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

(b)The court of arbitration provided for herein shall place a liberal construction upon this New York Reinsurance Agreement in light of the prevailing customs and practices for reinsurance in the life and health insurance industry.

(c)The court of arbitrators shall consist of three (3) arbitrators who must be officers or retired officers of life and health insurance or reinsurance companies (other than the Parties to this New York Reinsurance Agreement or their Affiliates). Each arbitration under this New York Reinsurance Agreement shall be held in the City of New York, New York, unless a different location is mutually agreed upon by the Parties.

(d)Within thirty (30) calendar days of written demand of any Party to arbitrate any dispute, New York Ceding Company and Reinsurer shall each appoint an arbitrator and notify the other Party of the name and address of their arbitrator. The two (2) arbitrators so appointed shall thereupon select a third (3rd) arbitrator. If either Party shall fail to appoint an arbitrator as herein provided, or should the two (2) arbitrators so named fail to select a third (3rd) arbitrator within thirty (30) calendar days of their appointment, then in either event, either Party may request the American Arbitration Association to appoint the third (3rd) arbitrator. The three (3) arbitrators so selected shall constitute the court of arbitrators.

(e)A decision of a majority of said court shall be final and binding and there shall be no appeal therefrom. The court shall not be bound by legal rules of procedure and may receive evidence in such a way as to do justice between the Parties. The court shall enter an award which shall do justice between the Parties and the award shall be supported by written opinion.

(f)The cost of arbitration, including the fees of the arbitrators, shall be borne equally by the Parties unless the court of arbitrators shall decide otherwise.

(g)Either Party may seek to enforce an arbitration award in the State of New York, United States of America, in state or federal court. Toward that end, New York Ceding Company and Reinsurer agree to submit to the non‑exclusive jurisdiction of such courts and waive any objection which they may have to the laying of venue of any such proceeding brought in such courts and any claim that such proceeding was brought in an inconvenient forum. In addition, New York Ceding Company and Reinsurer hereby consent to service of process out of such courts at the addresses set forth in Section 10.9.

Section 10.2    Assignment and Delegation. This New York Reinsurance Agreement may not be assigned, and the duties and obligations hereunder may not be delegated, by any Party unless such assignment or delegation is agreed to in advance in writing by both Parties hereto. This New York Reinsurance Agreement shall be binding on the Parties, their permitted assignees, delegees and successors (including, without limitation, any liquidator, rehabilitator, receiver or conservator of a Party).

Section 10.3    Confidentiality. The Parties shall comply with all applicable state and federal privacy laws and requirements. In addition, each Party (i) shall keep the business, policy and other records of the other Party confidential, (ii) shall not disclose or reveal such records to anyone and (iii) shall not use the records for any purpose whatsoever, other than performing its responsibilities under this New York Reinsurance Agreement, unless (iv) the Party is legally required to disclose or reveal the information contained in such records. In that event, the information shall be disclosed only to the extent legally required and only after giving ten (10) calendar days’ prior notice to the other Party.

Section 10.4    Construction. The headings of Articles and Sections in this New York Reinsurance Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Articles” and “Sections” refer to the corresponding Articles and Sections of this New York Reinsurance Agreement. All words used in this New York Reinsurance Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 10.5    Counterparts. This New York Reinsurance Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this New York Reinsurance Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this New York Reinsurance Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this New York Reinsurance Agreement as to the Parties and may be used in lieu of the original agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 10.6    Entire Agreement. This New York Reinsurance Agreement, the New York Trust Agreement and the New York Supplemental Trust Agreement supersede all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes (along with the exhibits, schedules and other documents delivered pursuant to this New York Reinsurance Agreement, the New York Trust Agreement and the New York Supplemental Trust Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This New York Reinsurance Agreement may not be amended, supplemented or otherwise modified except by a written agreement that identifies itself as an amendment to this New York Reinsurance Agreement executed by the Parties.

Section 10.7    Governing Law; Jurisdiction; Service of Process.

(a)This New York Reinsurance Agreement and any dispute, suit, action or proceeding arising under this New York Reinsurance Agreement, or any dispute, suit, action or proceeding related to or arising out of, directly, indirectly, or incidentally, this New York Reinsurance Agreement, or out of the transactions and actions arising from performance of this New York Reinsurance Agreement, will be governed by and construed in accordance with the substantive laws of the State of New York.

(b)The Parties agree that any dispute, suit, action or proceeding under this New York Reinsurance Agreement, or any dispute, suit, action or proceeding related to or arising out of, directly, indirectly, or incidentally, this New York Reinsurance Agreement, or out of the transactions and actions arising from performance of this New York Reinsurance Agreement, will be subject to the jurisdiction, and resolved in the courts, of the State of New York (unless another jurisdiction within the United States is otherwise mutually agreed to by the Parties), and that Reinsurer submits to the personal jurisdiction of such court, will comply with the requirements necessary to give that court jurisdiction, will abide by the final decision of that court or of an appellate court in the event of an appeal, and will consent to any effort to enforce the final decision of the court in the home jurisdiction of Reinsurer, including the granting of full faith and credit or comity in the home jurisdiction of Reinsurer or any other jurisdiction where Reinsurer is subject to jurisdiction.

(c)Reinsurer hereby appoints the Superintendent of Insurance of the State of New York, his successors in office, and any deputy superintendent, its true and lawful attorney, in and for the State of New York, upon whom all lawful process against Reinsurer may be served in any action or proceeding against Reinsurer, subject to and in accordance with all provisions of the Insurance Law of the State of New York in force at the time of such service. This appointment shall be binding upon any successor acquiring the assets and assuming the liabilities of Reinsurer by merger or consolidation, and shall not be terminated so long as there are in effect any New York Insurance Policies or New York Insurance Liabilities reinsured hereunder.

(d)Nothing set forth in this Section 10.7 shall override or supersede the agreement between New York Ceding Company and Reinsurer to submit any and all disputes to arbitration pursuant to Section 10.1, in accordance with the laws of the State of New York.

Section 10.8    Interpretations. No uncertainty or ambiguity in this New York Reinsurance Agreement shall be construed or resolved against any Party whether under any rule of construction or otherwise. No Party to this New York Reinsurance Agreement shall be considered the draftsman. The Parties acknowledge and agree this New York Reinsurance Agreement has been negotiated, reviewed and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

Section 10.9    Notices. All notices and other communications required or permitted by this New York Reinsurance Agreement shall be in writing and shall be effective, and any applicable time period shall commence when (a) delivered to the following address by hand or by internationally recognized overnight courier service (cost prepaid) or (b) transmitted electronically to the following facsimile numbers or e-mail addresses with confirmation of receipt of transmission, in each case marked to the attention of the respective person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Parties):

(a)    If to New York Ceding Company:

CNO Financial Group, Inc.
Attention: Matthew J. Zimpfer
Executive Vice President and General Counsel
11825 N. Pennsylvania Street
Carmel, IN 46032
Telephone No.: (317) 817-2889
Facsimile No.:
E-mail Address: Matt.Zimpfer@CNOinc.com
With a copy to:
Faegre Baker Daniels LLP
Attention: Scott M. Kosnoff
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
Telephone No.: (317) 237-1201
Facsimile No.: (317) 231-1000
E-mail Address: scott.kosnoff@faegrebd.com

(b)    If to Reinsurer:

Beechwood Re Ltd
Attention: Scott Taylor
President
Building 3, 2nd Floor, Governors Square
23 Lime Tree Avenue
Grand Cayman KY1- 1108
Telephone No.: (345) 949-7966
Facsimile No.:
E-mail Address: staylor@beechwoodreinsurance.com
With a copy to:
Edwards Wildman Palmer LLP
750 Lexington Avenue
New York, New York 10022
Attention: Nick Pearson
Telephone No.: (212) 912-2798
Facsimile No.:
E-mail Address: npearson@edwardswildman.com
Section 10.10    Offset. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either New York Ceding Company or Reinsurer with respect to this New York Reinsurance Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

Section 10.11    Other Instruments. New York Ceding Company and Reinsurer shall promptly execute and deliver all additional instruments and shall promptly take all reasonable actions in order to carry out the purposes of this New York Reinsurance Agreement.

Section 10.12    Severability. If any provision of this New York Reinsurance Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this New York Reinsurance Agreement shall remain in full force and effect. Any provision of this New York Reinsurance Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 10.13    Subrogation. With respect to any payment made by Reinsurer under this New York Reinsurance Agreement, Reinsurer shall be subrogated to all of New York Ceding Company’s rights to recover such payment against any person or organization, and New York Ceding Company shall execute and deliver any required documents or instruments and do whatever is necessary to preserve and secure such rights. Any recovery made by New York Ceding Company shall be paid to Reinsurer to the extent of payment made by Reinsurer under this New York Reinsurance Agreement.

Section 10.14    Waiver of Breach. Neither the failure nor any delay on the part of New York Ceding Company or Reinsurer to exercise any right, remedy, power or privilege under this New York Reinsurance Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the further exercise of that right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the Party granting the waiver.

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SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this New York Reinsurance Agreement to be executed by their respective duly authorized officers, as of the dates indicated below.

REINSURER:

BEECHWOOD RE LTD

By:	/s/ Scott Taylor	Date:	February 10, 2014
Scott Taylor, President

NEW YORK CEDING COMPANY

BANKERS CONSECO LIFE INSURANCE COMPANY

By:	/s/ Mark E. Billingsley	Date:	February 10, 2014
Mark E. Billingsley, Senior Vice President

[Signature Page - NY Reinsurance Agreement]

SCHEDULE 3.3
REPORTS
In addition to the reports set forth in Section 3.3 of the New York Reinsurance Agreement, Reinsurer shall provide to New York Ceding Company the following reports in agreeable electronic formats:

•	The following statutory accounting data, in addition to all other information necessary to complete financial reporting by New York Ceding Company for NAIC Blue Book reporting:

◦	Cash flow statement (to follow the format of the cash flow adjustment in Schedule 2.3(a)(ii))

▪
For the avoidance of doubt, payments for periods following the Closing pursuant to the cash flow adjustment/statement will be from Reinsurer to New York Ceding Company for commissions or other expenses (e.g., taxes or fees) paid by New York Ceding Company and due for reimbursement hereunder by Reinsurer - no net payments will be made by New York Ceding Company to Reinsurer following the Closing under the cash flow adjustment/statement unless an overpayment of such commissions or expenses was first made by Reinsurer and received by New York Ceding Company. Administrative expenses will be paid directly by Reinsurer to SHIP (or its affiliate) pursuant to a separate services agreement and by Reinsurer to New York Ceding Company pursuant to the New York Transition Services Agreement. Quarterly true-ups of the trust accounts are set forth in Article IV of the New York Reinsurance Agreement.

◦	Statutory underwriting margin statement including premium, claim, change in claim reserving, policy reserves and all other liabilities for the quarter.

◦	Statutory reserves by policy.

◦	Statutory reserves by reporting category for NAIC Blue Book reporting.

◦	Information for Annual Statement reporting for the NAIC Blue Book, including:

▪	State Pages

▪	Schedule H

▪	Schedule O

▪	Schedule S

▪	Schedule T

▪	LTC Experience Exhibit

◦	In-force policy counts.

•	GAAP accounting data: GAAP reserves by policy and by reporting category for New York Ceding Company.

•	Tax data: Tax reserves by policy and by reporting category for New York Ceding Company.

•	General ledger will be fed directly to New York Ceding Company on a quarterly basis in the current electronic form.

•
Commissions will be paid and processed by New York Ceding Company. Reinsurer will provide an electronic feed of commissionable events to New York Ceding Company, consisting of at least the policy number and premium amount on a regular basis as currently provided in the electronic form.

SCHEDULE 3.6
DAC TAX ELECTION
New York Ceding Company and Reinsurer hereby agree to make the following election pursuant to IRS Regulation Section 1.848‑2(g)(8), promulgated pursuant to Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 2013 and for all subsequent taxable years for which this New York Reinsurance Agreement remains in effect. Both Parties agree to make the election by timely attaching to their tax returns to the schedule required by Section 1.848‑2(g)(8)(ii) of such Regulation.
1. The terms used in this Article are defined by reference to Regulation Section 1.848‑2 in effect on the date hereof.
2. The Party with the net positive consideration for this New York Reinsurance Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this New York Reinsurance Agreement without regard to the general deductions limitation of Section 848(c)(1).
3. Both Parties agree to exchange information pertaining to the amount of net consideration under this New York Reinsurance Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.
4. New York Ceding Company will submit a schedule to Reinsurer by May 31 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of New York Ceding Company stating that New York Ceding Company will report such net consideration in its tax return for the preceding calendar year.
5. Reinsurer may contest such calculation by providing an alternative calculation to New York Ceding Company in writing within thirty (30) calendar days of Reinsurer’s receipt of New York Ceding Company’s calculation. If Reinsurer does not so notify New York Ceding Company, Reinsurer will report the net consideration as determined by New York Ceding Company in Reinsurer’s tax return for the previous calendar year.
6. If Reinsurer contests New York Ceding Company’s calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date Reinsurer submits its alternative calculation. If New York Ceding Company and Reinsurer reach agreement on an amount of net consideration, each Party shall report such amount in their respective tax returns for the previous calendar year.

SCHEDULE 4.5
QUARTERLY REPORTS

In addition to the reports set forth in Section 4.5 of the New York Reinsurance Agreement, Reinsurer shall provide the following Quarterly Reports to New York Ceding Company:

1.	Trust statement and certification from the trustee(s) that investments are within the appropriate compliance levels;

2.	Profit & loss in aggregate and by strategy, highlighting realized and unrealized gains/losses;

3.	Sector allocation;

4.	Holdings individually, by strategy;

5.	Compliance with the Investment Guidelines;

6.	Upgrade/downgrade listing; and

7.	Quarterly valuation opinions and security documentation from outside vendor.

EXHIBIT A
TERMS OF ADMINISTRATIVE SERVICES

1)
Definitions. Unless otherwise specified in this Administration Exhibit, all capitalized terms used but not otherwise defined herein, have the meanings ascribed to them in the New York Reinsurance Agreement.

2)	Appointment; Standards; Notification.

a)	Appointment.

i)
Reinsurer shall be responsible for and shall subcontract the administration of the New York Insurance Policies to SHIP (or a licensed Affiliate thereof) (“Administrator”) to provide administrative and other services specified herein with respect to the New York Insurance Policies and the New York Insurance Liabilities (the “Administrative Services”), on the terms, and subject to the limitations and conditions, set forth in this Exhibit A to the New York Reinsurance Agreement (this “Administration Exhibit”), and Administrator hereby accepts such appointment and agrees to perform such Administrative Services on behalf of and in the name of New York Ceding Company.

ii)	New York Ceding Company will provide all authorizations necessary to Administrator in order for Administrator to perform the Administrative Services

iii)
Administrator agrees to obtain and maintain any and all licenses and authorities, including, but not limited to, an independent claims adjuster’s license as applicable, required to perform its obligations under this Administration Exhibit.

b)
Standards. Administrator acknowledges that the provision of the Administrative Services in an accurate and timely manner is of paramount importance to Reinsurer and New York Ceding Company. Administrator agrees to provide the Administrative Services: (i) consistent with, at a minimum, the standards pursuant to which SHIP administered the New York Insurance Policies prior to the Closing Date, except to the extent Administrator and New York Ceding Company may otherwise agree, and, at a minimum, in accordance with the standards and requirements of this Administration Exhibit; (ii) with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in conformance with industry standards, the terms and conditions of the New York Insurance Policies, the terms and conditions of the New York Reinsurance Agreement and Applicable Law; (iii) in the ordinary course of business and not make or institute any unusual method of doing business, accounting or operation or enter into any transaction any of which has an adverse effect on the New York Insurance Policies or the services provided herein, except with the prior written approval of Reinsurer and New York Ceding Company; and (iv) in a manner that will not threaten or harm the reputation or goodwill associated with Reinsurer and New York Ceding Company or the names or marks of Reinsurer and New York Ceding Company or any of its Affiliates.

c)
Notification of Policyholders. Administrator agrees to send to holders of the New York Insurance Policies not currently administered by SHIP, one or more written notices prepared by New York Ceding Company and reasonably acceptable to Administrator to reflect the changes resulting from Administrator having been appointed by New York Ceding Company to provide Administrative Services hereunder. Administrator shall send such notices promptly after receipt thereof by first class U.S. mail, but in no event more than fifteen (15) Business Days after New York Ceding Company, or its delegees or subcontractors other than SHIP, cease to provide a category of the Administrative Services.

3)	Rate Filings.

a)
Reinsurer may direct Administrator to make filings with applicable insurance regulatory authorities, such filings to be in the name of New York Ceding Company and indicate the respective roles of Administrator and Reinsurer, to request increases or decreases in the premium rates that may be charged for the New York Insurance Policies from time to time, and New York Ceding Company will fully cooperate in the making of such filings, provided the following:

i)	Such rate increase requests may only be on a class basis and in accordance with the provisions of the New York Insurance Policies and Applicable Law;

ii)	Such rate increase requests must be actuarially justified;

iii)
Such rate increase requests may be filed no more frequently than three (3) times every six (6) calendar years per state, or as otherwise agreed to in writing by New York Ceding Company. For the avoidance of doubt, such filings shall not include “re-filings” pursuant to negotiations or discussions with the applicable insurance regulatory authority;

iv)
A complete copy of any filing shall be delivered to New York Ceding Company at least sixty (60) calendar days in advance of the date that Reinsurer desires to direct Administrator to make such filing and New York Ceding Company shall have the opportunity to comment on such filing, including the actuarial rate calculations, assumptions and supporting documentation;

v)
Administrator promptly provides to New York Ceding Company notice of any insurance regulatory authority objection or other action with respect to such filing and copies of all correspondence between Administrator and/or Reinsurer and the applicable insurance regulatory authority;

vi)
If a rate increase filing is disapproved (or otherwise not approved) by the applicable insurance regulatory authority, Administrator shall not appeal such decision (or non-decision as the case may be) without the prior written consent of New York Ceding Company, such consent not to be unreasonably delayed or withheld. For the avoidance of doubt, such “appeals” shall include a formal appeal process (whether with the same insurance regulatory authority, another regulatory agency or court of competent jurisdiction) but shall not include “re-filings” pursuant to negotiations or discussions with the applicable insurance regulatory authority;

vii)
Reinsurer will pay all out-of-pocket costs associated with such filing, including, but not limited to, reimbursing New York Ceding Company for any travel and outside actuarial costs incurred by New York Ceding Company in connection therewith; and

viii)
All customer communications relating to any proposed rate increase including, but not limited to, letters to policyholders and agents, and scripts for agents and customer service representatives are subject to the prior approval of New York Ceding Company; Administrator and New York Ceding Company will mutually agree to the final form of any such communications.

b)
In the process of implementing any premium rate increase and subject to the prior approval of the New York Department of Financial Services, Administrator will give the policyholders the option to accept reduced benefits in lieu of the premium rate increase, if such reduced benefit option is available to the policyholder.

c)
Mediation. In the event of a dispute or disagreement between the Parties relating to a proposed premium rate increase filing, Reinsurer and New York Ceding Company shall attempt in good faith to resolve the dispute or disagreement by negotiation. If the dispute or disagreement is not resolved to the satisfaction of both Reinsurer and New York Ceding Company within a reasonable time, either may initiate mediation.

Mediation shall be conducted by a panel of three (3) mediators who must be current certified life or health actuaries experienced in the long term care insurance business and may not be affiliated with Administrator, Reinsurer or New York Ceding Company or their respective Affiliates. Mediation under this Administration Exhibit shall be held in the City of New York, New York, unless a different location is mutually agreed upon by Administrator and New York Ceding Company.
Within thirty (30) calendar days of written demand of either Reinsurer or New York Ceding Company to mediate any dispute, New York Ceding Company and Reinsurer shall each appoint a mediator and notify the other of the name and address of their mediator. The two (2) mediators so appointed shall thereupon select a third (3rd) mediator. If either Reinsurer or New York Ceding Company shall fail to appoint a mediator as herein provided, the other Party shall appoint a second (2nd) mediator. If the two (2) mediators so named fail to select a third (3rd) mediator within thirty (30) calendar days of their appointment, then in Reinsurer and New York Ceding Company shall mutually agree on the appointment of the third (3rd) mediator.
Reinsurer and New York Ceding Company each agree to participate in the mediation proceedings in good faith and with the intention of resolving the dispute if at all possible within thirty (30) calendar days of the notice from the party seeking to initiate the mediation procedures. If not resolved within thirty (30) calendar days, Reinsurer and New York Ceding Company are free to pursue arbitration pursuant to Section 10.1 of the New York Reinsurance Agreement. Reinsurer and New York Ceding Company will share equally in all common costs of the mediation process.

The mediation proceeding will be treated as a compromise settlement negotiation and, except for purposes of any related arbitration, the entire process is confidential.

4)
Claims Administration. The claims administration obligations of Administrator shall include the review of all claims and potential claims, and creation and maintenance of files with respect to, and administration to final disposition and payment of, each claim arising out of or related to the New York Insurance Policies or the New York Insurance Liabilities, made to or received by New York Ceding Company or Administrator, and all such other acts and things reasonably necessary in the administration and settlement of a claim with respect to a New York Insurance Policy or a New York Insurance Liability. In connection with the foregoing, the claims administration obligations of Administrator shall also include, but not be limited to, the following:

a)	The provision of standard forms and documents necessary for submission and processing of claims;

b)
Acknowledgement, within the lesser of (i) the period required by Applicable Law or (ii) forty-eight (48) hours, to the appropriate party of the receipt of notices received from claimants or obligees in connection with any claim;

c)
Prompt investigation of any claim, as necessary, to determine its validity and compensability, including verification of coverage and status, and utilization of any relevant documents or other information made available to Administrator;

d)
Claim decisions shall be communicated to claimant, obligee or other appropriate person within the lesser of (i) the time permitted by Applicable Law or (ii) fifteen (15) Business Days of all requirements being received by Administrator;

e)
Administrator shall consult with New York Ceding Company prior to denying any claim. If New York Ceding Company determines in its sole discretion that the claim should be approved and paid, Administrator shall pay the claim;

f)	Administration of coordination of benefits provisions of the New York Insurance Policies, if applicable;

g)	Performance of all administrative and clerical work in connection with any claim, including computation and verification of the amount of benefits;

h)	When a claimant has furnished an appropriate authorization required by law, furnishing to the appropriate party copies of benefit statements prepared for claimants;

i)
Reasonably responding to any inquiry, complaint or request, received from any claimant, agent, broker, insurance regulatory authority or other interested party pertaining to or regarding any such claim, and proper recording of such complaints in separate complaint logs to be maintained by Administrator. Administrator shall provide to New York Ceding Company, within two (2) Business Days of Administrator’s receipt thereof, notice and copies (if such complaints are received in writing) of all complaints or inquiries sent by attorneys on behalf of policyholders and insurance regulatory authorities

(whether or not such are on behalf of policyholders). Administrator shall provide to New York Ceding Company, on a monthly basis, notice and copies (if complaints are received in writing) of all other customer and policyholder complaints received by Administrator since the preparation of the previous such report. New York Ceding Company shall be consulted with prior to the resolution of any such inquiry, complaint or request which reasonably could result in litigation or a fine or sanction imposed by an insurance regulatory authority. New York Ceding Company shall have final authority over the resolution of any inquiry, complaint or request pertaining to or regarding any claim. New York Ceding Company shall have the right to inspect Administrator’s complaint log during regular business hours upon three (3) calendar days’ prior notice;

j)	Provision of standard telephone arrangements, including access to toll-free telephone lines, in order to provide the Administrative Services;

k)
Within the lesser of (i) thirty (30) calendar days of receipt of submitted bills or (ii) the period provided for by Applicable Law, the payment of benefits, unless otherwise declined in accordance with the terms of the applicable New York Insurance Policy and Applicable Law;

l)
To the extent required by Applicable Law, the preparation of individual income tax reports indicating the benefits paid and any amounts withheld, and delivery of such reports to the appropriate parties;

m)
Compliance with all applicable regulatory and industry standards regarding claims handling and claims file maintenance, record retention and reconciliation requirements. Compliance with all state-mandated reporting of information;

n)
Engagement and direction, as necessary, of attorneys, consultants and other professionals in connection with the processing and handling of any claim; provided, however, that New York Ceding Company retains the right to object to the engagement of an attorney hereunder where a conflict of interest exists; and

o)	Generally, all such other acts and things necessary in the administration and settlement of all claims, and all other acts and services consistent with that of reputable insurance companies.

5)	Policy Administration.

a)	The policy administration obligations of Administrator shall include, but not be limited to, the following:

i)	Administer the New York Insurance Policies on behalf of New York Ceding Company;

ii)
Administration of premiums (including, but not limited to, billing, payment, reimbursement and collection) and general policyholder and distributor services (including, but not limited to, changes to existing policies and answering correspondence and telephone inquiries);

iii)	Establishment of applicable reserves and appropriate reporting to New York Ceding Company of such reserves, and all other required actuarial services;

iv)
Provision of data, in a format to be mutually agreed upon by the Parties, enabling New York Ceding Company to remain compliant with its distributor compensation arrangements and requirements as set forth in any compensation agreement;

v)	Maintain and distribute correspondence relating to all policyholder contractual or regulatory events;

vi)
At the request of New York Ceding Company, manage relationships between New York Ceding Company and its third party vendors and others that provide services with respect to the New York Insurance Policies; and

vii)
Take any and all other actions reasonably necessary for the administration, collection and settlement of all matters relating to or arising out of the New York Insurance Policies and the New York Insurance Liabilities, and all acts and services consistent with reputable insurance companies.

b)	New York Ceding Company shall retain the responsibility for compliance with distributor compensation arrangements and the requirements as set forth in any such compensation agreement.

c)
To the extent that New York Ceding Company pays costs or expenses for which Administrator is liable, Administrator shall reimburse New York Ceding Company within twenty (20) Business Days of New York Ceding Company’s request for such reimbursement. Upon request, New York Ceding Company shall provide any necessary supporting documentation.

d)
To the extent that New York Ceding Company undergoes a name change (or similar event) prompting additional notice to be sent to its policyholders, the Parties agree that New York Ceding Company shall reimburse Reinsurer (or Administrator at Reinsurer’s request) for the reasonable costs and expenses related to such name change, not to exceed Five Dollars ($5.00) per policy.

e)
Administrator agrees to provide a prompt initial response on behalf of New York Ceding Company to inquiries received from insurance regulatory authorities or other Governmental Entities. Administrator shall conduct whatever investigation is reasonably required under the circumstances in order to respond to such inquiries.

f)
Administrator and New York Ceding Company each agree to notify the other and Reinsurer promptly upon the receipt of any written or oral communication from an insurance regulatory authority or any other Governmental Entity of such insurance regulatory authority’s or Governmental Entity’s intention to proceed with any administrative action against Administrator or New York Ceding Company that relates in any way to the performance of the Administrative Services or otherwise relates to the New York Insurance Policies.

g)
Administrator, Reinsurer and New York Ceding Company agree to cooperate fully with each other and the insurance regulatory authorities in maintaining the New York Insurance Policies in compliance with existing and future laws and regulations.

6)	Reports; Books and Records.

a)
Administrator shall collect, administer and provide to New York Ceding Company all information and data reasonably necessary for New York Ceding Company to continue to maintain financial and statistical data with respect to the New York Insurance Policies and New York Insurance Liabilities. All information and data provided by Administrator to New York Ceding Company pursuant to this Administration Exhibit will be provided as reasonably requested by New York Ceding Company.

b)
In addition to the foregoing paragraph, Administrator will provide a report of all premiums collected and claims paid for the previous calendar year to New York Ceding Company by February 15th of each year. Administrator and New York Ceding Company will mutually agree to the format of this report.

c)
During the term of the New York Reinsurance Agreement, Administrator shall retain a copy of all books and records relating to the New York Insurance Policies to the extent such books and records are required by Applicable Law to be retained by either Administrator or New York Ceding Company, but in any case, for at least ten (10) years after termination of the specific New York Insurance Policy relating to such books and records. For the avoidance of doubt, the books and records relating to the New York Insurance Policies are the property of New York Ceding Company and New York Ceding Company shall maintain such pursuant to the requirements of New York Insurance Regulation 152.

7)	Legal Actions.

a)	Regulatory Proceedings.

i)
Within two (2) Business Days of New York Ceding Company or Administrator receiving notice of, or otherwise becoming aware of, any regulatory inquiry, complaint, investigation or proceeding relating to the New York Insurance Policies or the New York Insurance Liabilities, New York Ceding Company or Administrator, as applicable, shall notify the other and Reinsurer of such regulatory inquiry, complaint, investigation or proceeding. Administrator, Reinsurer and New York Ceding Company shall cooperate with each other to respond to and resolve all regulatory matters and regulatory investigations and proceeding relating to the New York Insurance Policies; provided, however, that New York Ceding Company shall have sole control over the defense, settlement, adjustment or compromise, and shall have the sole authority to consent to any resolution with respect to any third party non-monetary claim or regulatory investigation or proceeding that seeks an order, injunction or other equitable relief against New York Ceding Company or any of its Affiliates which, if successful, could interfere with the business, assets, liabilities, obligations, financial condition or results of operations of New York Ceding Company or any of its Affiliates; provided, however, that New York Ceding

Company shall indemnify Reinsurer and/or Administrator for any increase in costs and expenses to Reinsurer and/or Administrator to the extent that such regulatory inquiry, complaint, investigation or proceeding was unrelated to the reinsurance or administration of the New York Insurance Policies or the New York Insurance Liabilities.

ii)
New York Ceding Company and Administrator agree to cooperate fully with each other and the insurance regulatory authorities in maintaining the New York Insurance Policies in compliance in all material respects with existing and future Applicable Laws. If Administrator determines that any of the New York Insurance Policies are materially not in compliance with such Applicable Laws, Administrator shall notify New York Ceding Company and, with the cooperation of New York Ceding Company, take whatever action is necessary to bring such New York Insurance Policies into compliance with Applicable Law. Administrator shall prepare any necessary changes relating to such New York Insurance Policies or amendments to such New York Insurance Policies and shall prepare any necessary filings for the purpose of obtaining insurance regulatory authority approval therefor.

b)	Litigation.

i)
Administrator shall notify New York Ceding Company promptly of any litigation that has been instituted or threatened under any New York Insurance Policy in which New York Ceding Company is named as a party.

ii)
Administrator shall defend, in the name of New York Ceding Company when necessary, any action brought on any New York Insurance Policy or relating to any New York Insurance Liability. New York Ceding Company shall have the right, at its own expense, to engage its own separate legal representation and to fully participate in the defense of any litigation with respect to the New York Insurance Policies in which New York Ceding Company is named as a party without waiving any rights to indemnification it may have under Section 8.2 of the New York Reinsurance Agreement. The Parties agree to cooperate in resolving any and all litigation, regulatory investigation or proceeding.

8)	Data Processing Obligations. The data processing obligations of Administrator include, but are not limited to, the following:

a)
Provide data processing in support of all Administrative Services at a performance level not less than a reasonable performance level for such services in the industry and in any event not less than the performance level standards in effect by New York Ceding Company immediately prior to the Closing Date; and

b)
Maintain appropriate business continuity and disaster recovery plans to continue business operations and recover from a disaster involving facilities and/or systems. Plans will allow for recovery of critical business functions within twenty-four (24) hours and recovery for all material functions within five (5) Business Days.

9)	HIPAA Privacy Regulation Compliance.

a)	Additional Definitions.

i)	“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

ii)	“Covered Entity” has the meaning ascribed to it under HIPAA.

iii)	“Designated Record Set” has the meaning ascribed to it under HIPAA.

iv)	“Health Care Operation” has the meaning ascribed to it under HIPAA.

v)	“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

vi)	“Individually Identifiable Health Information” has the meaning ascribed to it under HIPAA.

vii)	“Privacy Regulation” means the privacy regulations promulgated pursuant to HIPAA.

viii)	“Protected Health Information” or “PHI” has the meaning ascribed to it under HIPAA.
Notwithstanding the foregoing, for purposes of this Administration Exhibit, PHI shall include all nonpublic personal financial information as defined under the Gramm-Leach-Bliley Act.

b)	For the purposes of this New York Reinsurance Agreement, Administrator is deemed to be a Business Associate and New York Ceding Company is deemed to be a Covered Entity.

c)
In order to provide the Administrative Services, Administrator may receive from, or create or receive on behalf of, New York Ceding Company, Individually Identifiable Health Information that constitutes PHI. Except as otherwise specified herein, Administrator may make any and all uses and disclosures of PHI received from, or created or received on behalf of, New York Ceding Company necessary to perform its obligations under this Administration Exhibit. If Administrator receives a request from a policyholder or a policyholder’s personal representative to exercise the policyholder’s rights under the Privacy Regulation to access, amend or receive an accounting of disclosures of PHI about the policyholder, Administrator shall respond accordingly, provided that New York Ceding Company shall cooperate with Administrator in responding to such request as set forth in this Section. With regard to its use or disclosure of PHI, Administrator will:

i)	Use or disclose PHI only as permitted or required by this Administration Exhibit or as required by Applicable Law;

ii)	Use appropriate safeguards to prevent the use or disclosure of PHI other than as permitted by this Administration Exhibit;

iii)	Promptly report to New York Ceding Company any use or disclosure of PHI of which Administrator becomes aware that is not permitted or required by this Administration Exhibit;

iv)
Require all of its subcontractors and agents that create, receive, use, disclose or have access to PHI to agree, in writing, to the same restrictions and conditions on the use or disclosure of PHI that apply to Administrator;

v)
Make available its internal practices, books and records relating to the use and disclosure of PHI to the Secretary of the Department of Health and Human Services for purposes of determining New York Ceding Company’s compliance with the Privacy Regulation;

vi)
Within fifteen (15) Business Days of receiving a written request from New York Ceding Company, make available to New York Ceding Company the PHI necessary for New York Ceding Company to make an accounting of disclosures of PHI about an individual;

vii)
Within ten (10) Business Days of receiving a written request from New York Ceding Company, make available to New York Ceding Company the PHI necessary for New York Ceding Company to respond to individuals’ requests for access to PHI about them in the event that the PHI in the possession of Administrator constitutes a Designated Record Set;

viii)
Within fifteen (15) Business Days of receiving a written request from New York Ceding Company, incorporate any amendments or corrections to the PHI in accordance with the Privacy Regulation, in the event that the PHI in the possession of Administrator constitutes a Designated Record Set; and

ix)
Return or destroy all PHI received from, or created or received on behalf of, New York Ceding Company, and retain no copies of PHI in any form whatsoever upon the termination or expiration of the New York Reinsurance Agreement, except if such return or destruction is infeasible, in which case, Administrator shall extend all protections of this Section to Administrator’s use and disclosure of any retained PHI and shall limit any further uses or disclosures to the purposes that make the return or destruction of the PHI infeasible.

d)	Unless otherwise limited herein, in addition to any other uses or disclosures permitted or authorized by this Administration Exhibit or required by Applicable Law, Administrator may:

i)	Use the PHI in its possession for its proper management and administration and to fulfill any responsibilities to New York Ceding Company under this Administration Exhibit; and

ii)
Disclose the PHI in its possession to a third party for the purpose of Administrator’s proper management and administration or to fulfill any legal responsibilities provided that the disclosures are required by Applicable Law, or to the extent Administrator has received from the third party written assurances that (i) the PHI will be held confidentially and used or further disclosed only as required by Applicable Law or for the purpose for which it was disclosed to the third party and (ii) the third party will notify Administrator of any instances of which it becomes aware in which the confidentiality of the information has been breached.

e)
Administrator represents and warrants to New York Ceding Company that all of its employees, agents, representatives and members of its workforce whose services may be used to fulfill obligations under this Administration Exhibit are or shall be appropriately informed of the terms of this Administration Exhibit and are under legal obligation to Administrator, by contract or otherwise, sufficient to enable Administrator to fully comply with all applicable provisions of this Administration Exhibit.

f)
In addition to any other termination provisions of the New York Reinsurance Agreement, if Administrator fails to comply with the Privacy Regulations, and such noncompliance continues uncured for a period of thirty (30) calendar days after written notice thereof has been given to Administrator by New York Ceding Company, New York Ceding Company may terminate the New York Reinsurance Agreement by giving written notice to Administrator. If cure is not possible, New York Ceding Company, in its sole discretion, may terminate the New York Reinsurance Agreement immediately.

g)
The terms of this Section 9 of the Administration Exhibit shall be construed in light of any applicable interpretation or guidance on HIPAA or the Privacy Regulation issued by HHS or the Office of Civil Rights from time to time.

h)
Unless otherwise specified in this Administration Exhibit, all capitalized terms used in this Section 9, not otherwise defined herein, have the meanings given them in Title 45 parts 160 through 164 of the United States Code of Federal Regulations, as amended from time to time.

EXHIBIT C
INVESTMENT GUIDELINES FOR TRUST AGREEMENTS

A.	GUIDELINES FOR NEW YOUR REGULATION 114 TRUST

Only the following “Qualifying Trust Assets” shall be permitted to be deposited into the Reg 114 Trust Account: cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the type specified in paragraphs (1), (2), (3) (8) and (10) of Section 1404(a) of the New York Insurance Law, provided that such investments (i) are issued by an institution that is not the parent, subsidiary or affiliate of either of the Parties and (ii) are otherwise acceptable to the New York Department of Financial Services.

B.	GUIDELINES FOR NEW YORK SUPPLEMENTAL TRUST

(For the avoidance of doubt, the investment guidelines in this Section B do not apply to the Reg 114 Trust Account.)

Section I General Requirements.

(1)
Fixed income investments in a single issuer shall not be larger than the following percentage of the total combined assets of the Reg 114 Trust Account and the Supplemental Trust Account (the “Trust Assets”) at time of purchases.

U.S. government, agency, or U.S. government guaranteed issues shall not be included in this restriction.

To the extent that an up-to-date quarterly third-party valuation has been performed on a non-rated fixed income investment, it shall have a maximum concentration of 5% of Trust Assets.

(2)
All fixed income investments when made must be interest-bearing, interest-accruing or otherwise income-producing and not in default. Real estate investments shall have an exclusion from the need to be interest-bearing, interest accruing or otherwise income-producing, bu also must not be in default.

(3)
In addition to the general limitations set forth in paragraphs (1) through (2) of this Section I, the Investments shall be subject to the diversification and other limitations set forth in Section II below.

Section II Permissible Investments.

Investments shall be made only in the following:

(1)	Cash Equivalents

Investments may be made in any of the following investments, the term of which does not exceed 91 days or such other term as is set forth for that category of investments, subject to the terms, conditions, and limitations set forth below:

(a)	U.S. Government Securities U.S. Government securities and securities of an agency or instrumentality of the U.S. Government;

(b)
Certificates of Deposit Certificates of deposit, time deposits, bankers’ acceptances, and other short-term debt obligations issued by commercial banks and certificates of deposit, time deposits, and other short-term obligations issued by savings and loan associations (“S&Ls”), except that investments will not be made in obligations issued by a commercial bank or S&L unless:

1.
The bank or S&L has total assets of at least $1 billion, or the equivalent in other currencies, and the institution has outstanding securities rated BBB or better by Moody’s or Standard and Poor’s or if the institution has no outstanding securities rated by Moody’s or Standard & Poor’s, it has, in the sole determination of 40|86 Advisors, Inc. (“40|86”), similar credit worthiness to institutions having outstanding securities so rated; and

2.	In the case of a U.S. bank or S&L, its deposits are federally insured.

(c)
Commercial Paper Investments may be made in A1 (S&P)/P1 (Moody’s) and A2 (S&P)/P2 (Moody’s) rated commercial paper. However, investments in lower rated and non-rated commercial paper are permissible if: (i) the paper will mature in 30 days or less; (ii) independent credit analysis supports the purchase; (iii) a substantially greater return is available; and (iv) the aggregate investment in lower rated and non-rated commercial paper does not exceed 5% of Trust Assets;

(d)
Repurchase Agreements Repurchase agreements relating only to the U.S. Government securities under which the other party thereto agrees to repurchase such securities at the cost of such securities plus accrued interest within a specified time; provided, however, (i) that the value of the collateral underlying such repurchase agreements shall at all times be at least equal to 102% of the repurchase price of the securities subject to the agreement and accrued interest earned under such agreement; (ii) that such repurchase agreements shall have a term of not more than 360 days; (iii) that the other party to such repurchase agreement shall be a corporation incorporated under the laws of the United States of America or any state of the United States of America and shall have a tangible net worth of not less than $10 million; and (iv) that such repurchase agreements shall entitle delivery of the collateral underlying such agreements at the time of entry into such agreements;

(e)
Tax-Exempt Notes Tax-exempt Notes; provided, however, that at the time of each investment such Tax-exempt Notes shall be rated by either Moody’s or S&P as follows: (i) Moody’s: MIG 1 or MIG 2 for notes; P-1 for commercial paper; or (ii) S&P: SP-1 or SP-2 for short-term municipal notes; A-1 or A-2 for commercial paper. For purposes of this provision, Tax-exempt Notes shall include such securities as Tax Anticipation Notes, Revenue Anticipation Notes, Bond Anticipation Notes, Construction Loan Notes, and Tax-exempt commercial paper. These investments will be made when justified without regard to their tax-exempt status;

(f)
Reverse Repurchase Agreements Reverse repurchase agreements (i) under which the trust sells a security and simultaneously obtains a commitment by the purchaser to sell the security back at an agreed upon price on an agreed upon date; (ii) undertaken to assist in the management of the trust portfolio and to obtain additional liquidity; (iii) with respect to which the value of the underlying securities will be at least equal at all times to the repurchase price of the securities subject to the agreement plus any accrued interest earned under such agreement; (iv) that have a term of not more than 91 days; (v) in which the other party is a corporation incorporated under the laws of the United States of America or any state of the United States of America and has a net worth of not less than $10,000,000; and (vi) under which the trust will receive payment for such securities upon physical delivery or evidence of book entry transfer by its custodian;

(g)
Mortgage Dollar Roll Transactions Mortgage dollar rolls, where the trust delivers a mortgage security for a specific settlement date and simultaneously contracts to receive a like amount of the security for future delivery; and reverse mortgage dollar rolls, where the trust receives a mortgage security for a specified settlement date and simultaneously contracts to deliver a like amount of the security for future delivery, in accordance with PSA, NAIC and AICPA standards; provided, however, that each such mortgage dollar roll or reverse mortgage dollar roll shall have an original term of not more than 30 days; provided, further, however, that such term may be extended for additional 30 day terms, so long as each extension meets the same requirements as those specified for a new mortgage dollar roll transaction;

(h)
Securities Lending Securities loans (i) made to unaffiliated broker-dealers pursuant to agreements requiring that such loans be continuously secured by cash collateral at all times in excess of 102% of the value of the securities subject to the loan; (ii) with respect to which the securities to be loaned consist of only U.S. equities and publicly-traded fixed income securities; (iii) with respect to which the borrower pays to the trust an amount equal to any interest or dividends received on securities subject to the loan; (iv) with respect to which the trust retains a portion of the income received on investment of the cash collateral or receives a fee from the borrower; (v) with respect to which the trust will retain the right to call the loans at any time; (v) that have a term of not more 90 days; and (vi) are limited to 5% or less of New York Ceding Company’s admitted assets; and

(i)
Other Securities Any other investment with a remaining term of not more than 91 days and which is permitted in Section II of these guidelines; provided, however, that all investments described in subparagraph (a) through (i) of this paragraph (1) (collectively referred to herein as “Cash Equivalents”) must be U.S. dollar denominated.

(2)	Obligations of the United States Government

Investments may be made in (a) direct obligations of the United States of America for the payment of money, or obligations for the payment of money to the extent guaranteed or insured as to the payment of principal and interest by the United States of America; and (b) direct obligations for the payment of money to the extent guaranteed or insured as to the payment of principal and interest by an agency or instrumentality of the United States of America.

(3)	Obligations of Business Entities

Investments may be made in obligations, including bonds, notes and other evidences of indebtedness of a solvent business entity, including a sole proprietorship, a corporation, an association, a general or limited partnership, a joint-stock company, a limited liability company, a joint venture, a trust or any other form of business organization that is organized, on the following conditions:

(a)	The business entity shall be organized under the laws of the United States of America or any state of the United States of America; and

(b)
Not more than 25% of Trust Assets may be under this provision in uncollateralized bonds or notes whose highest rating is rated below BBB- by S&P, Baa3 by Moody’s, BBB- by Duff & Phelps, or NAIC 2 by the NAIC.

(c)
Notwithstanding Section 3(b), any obligation of a business entity as defined above shall be treated as a fully admissible asset so long as an up to date quarterly Third-Party Valuation of the asset has been performed.

(4)	Municipal Obligations

Investments may be made in debt obligations issued by states, territories and possessions of the United States and The District of Columbia and their political subdivisions, agencies and instrumentalities, or multi-state agencies or authorities, the interest from which is exempt from federal income tax on the following conditions:

(a)	The obligations may be either so called “general obligations” bonds or “revenue” issues as those terms are commonly understood;

(b)
All such obligations shall, at the time of purchase, be rated by either Moody’s or S&P as follows: (i) Moody’s Baa or higher for bonds; MIG 1 or MIG 2 for notes; or (ii) S&P: BBB- or higher for bonds; SP-1 or SP-2 for short-term municipal notes; and

(c)	Investments under this provision shall not be made in excess of (i) for municipal obligations, 20% of Trust Assets, or (ii) for revenue issues, 10% of Trust Assets.

(d)	These investments will be made when justified without regard to their tax-exempt status because the Companies may not obtain the traditional tax benefit of these investments.

(5)	Preferred or Guaranteed Stocks

Investments may be made in preferred or guaranteed stocks issued or guaranteed by a solvent business entity organized under the laws of the United States of America or any state of the United States of America, on the following conditions:

(a)	Cost of an investment in the stock of any one corporation shall not exceed 3% of Trust Assets;

(b)	Investments shall not be made under this provision in any stock if prescribed current or cumulative dividends are in arrears; and

(c)	Investments under this provision shall not be more than 15% of Trust Assets.

(6)	Common Stock

Investments may be made in common stock (or other equity security with the investment characteristics of common stock) issued by any solvent business entity organized under the laws of the United States, on the following conditions:

(a)	Investments under this provision may not be more than 15% of Trust Assets; and

(b)	Cost of an investment in the common stock of any one business entity shall not exceed 2% of Trust Assets.

(7)	Foreign Investments

Investments may be made with each such investment or deposit being substantially of the same kind, class and quality of like United States Investments and deposits authorized by any of the preceding paragraphs, on the following conditions:

(a)
Investments may be made in the preferred or common stock of any business entity created or existing under Canadian or provincial law or in the stock of business entities organized in alien jurisdictions, provided, however, that the stock of alien business entities is listed and traded on a national securities exchange in the U.S.;

(b)	All Canadian and foreign investments shall comply with the investment limitations, restrictions and requirements of the Investment Guidelines applicable to like U.S. investments;

(c)
Investments made pursuant to this paragraph that are not denominated in U.S. dollars shall not be made for more than the sum of (i) the New York Ceding Company’s liabilities as respect this New York Reinsurance Agreement denominated in that currency and (ii) 10% of Trust Assets, provided that such investments under this clause (c)(ii) are appropriately hedged against the foreign currency risk. Investments under this paragraph (7) may be made only to the extent permitted by the applicable Insurance Code and regulations.

(d)
Investments qualified pursuant to this paragraph shall be aggregated with United States Investments of the same class in determining compliance with percentage limitations, if any, contained in other provisions of these guidelines which are applicable. In addition, Investments shall not be made or deposited in any one issuer under this paragraph in an amount more than authorized for Investments of the same class under other provisions of these guidelines.

(e)
To the extent that the New York Ceding Company’s liabilities as respect this New York Reinsurance Agreement are denominated in a foreign currency, such foreign currency risk shall be appropriately hedged by investments denominated in such currency or otherwise. The appropriateness of the hedges in subparagraphs (c) and

(e) of this provision shall be initially determined by the Asset Manager, subject to review by the Investment Committee or the Board of Directors.

(8)	Financial Futures Contracts and Options

Subject to the adoption by the New York Ceding Company’s Board of Directors or Investment Committee of a separate written policy specifying the types of risk-limiting practices approved for the New York Ceding Company, Investments may be made in financial futures contracts or in put and call options. Investments in such contracts or options shall be made under terms and conditions required by a federal regulatory agency but only to the extent that such financial futures contracts and options are entered into or acquired as part of a hedging transaction. For purpose of this provision, a “hedging transaction” shall mean the opening or closing (as such transaction may be adjusted from time to time) of one or more financial futures contracts or options which can reasonably be expected to minimize or reduce the price, interest rate, or foreign currency risk relating to those assets or liabilities which are subject to the hedging transaction.

(9)	Swaps and Options

Subject to the adoption by the New York Ceding Company’s Board of Directors or Investment Committee of a separate written policy specify the type of risk-limiting practices approved for the New York Ceding Company, Investments may be made in interest rate swaps and options thereon and in other transactions as set forth in the written policy, by entering into an International Swap Dealers Association Master Agreement with a suitable counterparty. Investments in such swaps or options shall be made in accordance with federal law and only to the extent that such swaps agreements and options are entered into or acquired as a part of a hedging transaction.

(10)	Mortgage Backed Securities and Collateralized Mortgage Obligations

No investments may be made in non-agency mortgage backed securities and collateralized mortgage obligations (“CMOs”) in excess of 15% of the Trust Assets.

(11)	Mortgage Loans

Investments may be made in real estate mortgage loans, provided that such investments in the aggregate shall not exceed 10% of Trust Assets and meet the applicable quality and maturity standards set forth in Section I and II.

(12)	Commodities

Investments may be made in commodities and commodity-backed liquid securities as listed on a U.S. based exchange, provided that such investments in the aggregate shall not exceed 5% of Trust Assets and meet the applicable quality and maturity standards set forth in Section I and II.

(12)	Limited Partnerships

Investments may be made in limited partnerships whose assets consist of assets of the type permitted hereunder (as limited partners), provided that any such limited partnership investment shall be treated, for purposes of these investment guidelines, as if the trust investing in such limited partnerships owned that portion of the securities owned by such partnership which is equivalent to its pro rata share in such partnership.

(13)	Basket

Investments may be made in other investments which are not specifically addressed in these investment guidelines or which are in excess of any applicable limit on any permissible investments as long as such other investments do not exceed five percent (5%) of Trust Assets.

C.	ADDITIONAL INVESTMENT RESTRICTIONS

All assets deposited into the trusts required by this New York Reinsurance Agreement shall be invested in eligible assets subject to the following tables. If the guidelines set forth below are more restrictive than those set forth in Section A or B of this Exhibit C, then the provisions of this Section C will govern. Conversely, if the regulations set forth in Section A of this Exhibit C preclude certain assets classes below, then they may only be present in the Supplemental Trust Account.

Asset Class and Position Limits - Regulation 114 Statutory Trust
All assets in the following table and held in the Regulation 114 trust account must comply with NY Insurance Law Section 1404(a):

Section 1404(a) of NY Insurance Law Paragraph Number	Tier 2 Asset Class	Position Limit*	Allocation Limit*
(1) Government Obligations	U.S. Government or Agency**	3.5%	35%
	U.S. Municipal Obligations	3.0%	25%
(2) Obligations of American Institutions***	Investment Grade Public	3.0%	40%
	Investment Grade Private****	3.0%	20%
	Senior Secured/Mortgages	5.0%	37.5%
(3) Preferred or Guaranteed Shares of American Institutions		2.0%	15%
(8) Equity Interests		1.0%	10%
(10) Investment Companies	Investments qualifying under Paragraph #2 of Section 1404(a)	10%	20%

Notes:
All securities will be USD denominated. All assets will meet the definitions of paragraphs 1, 2, 3, 8 and 10 of Section 1404(a) of the New York Insurance Law and be of investment grade quality (i.e., NAIC 1 or 2 or equivalent).

* Position limits are enforced at time of investment and are grandfathered as reserves naturally run-off.

** All US Agency instruments will be guaranteed.

*** For any assets not traded on a public exchange or traded on liquid markets such that fair market pricing is readily available, Reinsurer shall make available to New York Ceding Company and the NY DFS valuation reports issued by a third-party valuation services company. Such reports shall be furnished on a quarterly basis.

**** IG Private instruments will be a mix of Rule 144A securities, mortgages and corporate obligations that comply with the overall credit quality minimum stated above and with Paragraph 2 of Section 1404(a) of the New York Insurance Law. The majority of the IG Private asset class will be Rule 144A securities.

1. Reinsurer agrees to give notice to New York Ceding Company and seek consent to enter new classes or change a restriction. Such consent will take into account investment strategy, market dynamics, collateral considerations and regulatory reserve credit requirements and shall not be unreasonably withheld based on facts available at that time.

2. Within the Obligations of American Obligations (Paragraph 2 of Section 1404(a)) asset class, there are further diversification requirements with sub-asset classes/sector hard limits as follow: IG Receivables Backed Obligations (35%), BIG Receivables Backed Obligations w/ higher collateral value (25%), Physical Commodity Backed Obligations (20%), Loans Against Equity Positions (12.5%), Consumer Lending (25%), Other (10%). Single position limits shall not exceed 5.0% of total asset values in all sectors except Equity Lending which shall have a position limit of 1.5% of assets.

Asset Class and Position Limits - Supplemental Trust

Asset Class	Single Position Limit	Allocation Limit
US Government Obligations	N/A	N/A
US Municipal Obligations	3.0%	25%
IG Corporate Obligations	3.0%	75.0%
Commercial Real Estate	2.0%	15.0%
High Yield	1.5%	15.0%
MBS-non-agency	1.0%	15.0%
CLOs (A, BBB)	1.0%	7.5%
ABS / Secured Obligations of US Corporations	5.0%	37.5%
Equities	1.5%	20.0%
Commodities (through ETF and Equities)	0.5%	5.0%
Derivatives (Hedging-only)	Per Treaty

1.	Position limits are enforced at the time of investment and are grandfathered as reserves decline over time.

2.
Reinsurer shall give notice to New York Ceding Company and seek consent to enter new classes or change a restriction.  Such consent will take into account investment strategy, market dynamics, collateral considerations and regulatory reserve credit requirements and shall not be unreasonably withheld based on facts available at that time.

3.
New York Ceding Company’s Affiliate, 40|86 Advisors, Inc., shall manage all sub-advised allocations to CRE loans and CLO’s, if any, for an initial twenty-four (24) month period from the time of Closing. After such initial twenty-four (24) month period has expired, the Parties will discuss in good faith extending 40|86 Advisors, Inc.’s management of the CRE loans and CLOs, such extension subject to the mutual agreement of the Parties.

Prohibited Investments and Transactions.

No investments shall be made in any investment if, at the time of such investment, by purchase or otherwise, such investment is not permitted under these guidelines or New York Insurance Law, or regulations thereunder. Never-the-less, investments permitted by New York Insurance Law and regulations but not permitted by these guidelines may be made if approved in writing by New York Ceding Company and the New York Department of Financial Services prior to completion of the transaction.

None of the Trust Assets may be invested in an affiliated or subsidiary company or the securities thereof, except where such an investment is permitted pursuant to the provisions of the New York Insurance Law and upon the specific authorization or ratification of the Board of Directors or the Investment Committee of the Board of New York Ceding Company. In no event will any investment be made in an affiliate or subsidiary or a security thereof that is not in compliance with New York Insurance Law.

For purposes of the percentage tests in these guidelines, an investment’s eligibility shall be based on the investment’s cost at the time of acquisition and the fair market value of Trust Assets as of the most recent quarter-end.